Exhibit 10.1 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED COLLABORATION, OPTION, AND LICENSE AGREEMENT BY AND BETWEEN ACUMEN PHARMACEUTICALS, INC. AND JCR PHARMACEUTICALS CO., LTD. JULY 15, 2025

TABLE OF CONTENTS

1.	DEFINITIONS		1
2.	RESEARCH		15
	2.1.	Research under MTA	15
	2.2.	Use of the Acumen Compound	15
	2.3.	Grant of Option	15
	2.4.	Right of Reference	15
	2.5.	Option Data Package	16
3.	OPTION AND LICENSE.		16
	3.1.	Exercise of Option by Acumen and License Grant by JCR	16
	3.2.	License Limited to Collaboration Products	16
	3.3.	Sublicense	16
	3.4.	Subcontractors	17
	3.5.	Licensed Improvement IP License	17
4.	COLLABORATION PRODUCT SUBSTITUTION		17
	4.1.	Substitution Right	17
	4.2.	Effects of Substitution Right Exercise	17
5.	DEVELOPMENT, REGULATORY, and Commercialization		17
	5.1.	Acumen Responsibility	17
	5.2.	JCR Responsibility	17
	5.3.	Regulatory Matters	18
6.	GOVERNANCE		18
	6.1.	Alliance Manager	18
	6.2.	Joint Steering Committee	18
	6.3.	Resolution of JSC Disputes	20
7.	PAYMENTS		21
	7.1.	Upfront Payment	21
	7.2.	Payment of JCR Costs	21
	7.3.	Option Exercise Fee	21
	7.4.	Development Milestone Payments	21
	7.5.	Commercial Milestone Payments	22
	7.6.	Sales Milestone Payments	22
	7.7.	Sublicense Revenue in lieu of Milestone Payments	22
	7.8.	Royalties	23
	7.9.	Payment Terms	24
8.	CONFIDENTIALITY AND PUBLICATION		27

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	8.1.	Nondisclosure and Non-Use Obligations	27
	8.2.	Publication and Publicity	29
9.	REPRESENTATIONS, WARRANTIES AND COVENANTS		30
	9.1.	Mutual Representations and Warranties as of the Effective Date	30
	9.2.	Representations and Warranties by JCR	31
	9.3.	Warranty Disclaimer	34
	9.4.	Certain Covenants	34
10.	INDEMNIFICATION; LIMITATION OF LIABILITY; INSURANCE		34
	10.1.	Indemnification by JCR	34
	10.2.	Indemnification by Acumen	35
	10.3.	Indemnification Procedure	35
	10.4.	Limitation of Liability	36
11.	INTELLECTUAL PROPERTY		36
	11.1.	Inventions	36
	11.2.	Third Party Infringement and Defense	37
12.	TERM AND TERMINATION		38
	12.1.	Term	38
	12.2.	Termination for Bankruptcy	38
	12.3.	Termination for Convenience by Acumen	39
	12.4.	Termination for Material Breach	39
	12.5.	Acumen Change of Control	40
	12.6.	Termination for Breach of Acumen Efforts	40
	12.7.	Effects of Termination	40
	12.8.	Survival	41
13.	MISCELLANEOUS.		41
	13.1.	Assignment	41
	13.2.	Governing Law	41
	13.3.	Dispute Resolution	41
	13.4.	Entire Agreement; Amendments	43
	13.5.	Severability	43
	13.6.	Headings	43
	13.7.	Waiver of Rule of Construction	43
	13.8.	Interpretation	43
	13.9.	English Language	44
	13.10.	No Implied Waivers; Rights Cumulative	44
	13.11.	Notices	44

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iii 13.12. Compliance with Export Regulations ............................................................................... 44 13.13. Force Majeure ................................................................................................................... 45 13.14. Independent Parties ........................................................................................................... 45 13.15. Further Assurances ........................................................................................................... 45 13.16. Performance by Affiliates ................................................................................................. 45 13.17. Binding Effect; No Third Party Beneficiaries................................................................... 46 13.18. Counterparts ...................................................................................................................... 46

iv SCHEDULES SCHEDULE 1.29 Collaboration Materials SCHEDULE 1.53 Evaluation Plan SCHEDULE 7.4 Development Milestones SCHEDULE 7.5 Commercial Milestones SCHEDULE 7.6 Sales Milestones SCHEDULE 7.8 Marginal Royalty Rate SCHEDULE 7.9.1 Wire Instruction SCHEDULE 9.2.1 JCR Patent Right

1 COLLABORATION, OPTION, AND LICENSE AGREEMENT THIS COLLABORATION, OPTION, AND LICENSE AGREEMENT (this “Agreement”) is entered into as of July 15, 2025 (the “Effective Date”), is entered into by and between JCR Pharmaceuticals Co., Ltd., a company organized and existing under the Laws of Japan (“JCR”), and Acumen Pharmaceuticals, Inc., a company incorporated under the Laws of the state of Delaware, U.S.A. (“Acumen”). JCR and Acumen are referred to in this Agreement individually as a “Party” and collectively as the “Parties.” RECITALS WHEREAS, JCR is a biopharmaceutical company focused on the development of biotherapeutics for the treatment of a broad range of rare diseases and conditions; WHEREAS, JCR Controls certain Patent Rights, Know-How, and other intellectual property rights related to its proprietary technology, J-Brain Cargo; WHEREAS, Acumen is a pharmaceutical company engaged in the research, development, and commercialization of products useful in the amelioration, treatment, or prevention of human diseases and conditions; and WHEREAS, Acumen wishes to obtain, and JCR desires to grant, a license under certain Patent Rights, Know-How, and other intellectual property rights Controlled by JCR to use J-Brain Cargo on the terms and conditions set forth herein. NOW, THEREFORE, the Parties hereby agree as follows: 1. DEFINITIONS Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, will have the respective meanings set forth below: 1.1. “Accounting Standards” means International Financial Reporting Standards (IFRS), USA Generally Accepted Accounting Principles (GAAP), or Japanese GAAP, as generally and consistently applied throughout a Party’s organization. 1.2. “Acquiring Party” means any Third Party that acquires Acumen in a Change of Control transaction. 1.3. “Acumen Compound” means (a) Acumen’s proprietary molecule known as sabirnetug including the modified version of sabirnetug specifically identified in the Amendment No.1 to Material Transfer Agreement dated October 21st, 2024, an amyloid beta targeting antibody, currently under clinical investigation by Acumen for treatment of Alzheimer’s Disease, (b) any mutant of any molecule described in clause (a), or (c) any molecule that is Directed To amyloid beta and is Covered by any Patent Right Controlled by Acumen or its Affiliates, other than Collaboration Patent Rights. 1.4. “Acumen Indemnitees” has the meaning set forth in Section 10.1 (Indemnification by JCR). 1.5. “Acumen Know-How” means Know-How, other than Collaboration Know-How, Controlled by Acumen or its Affiliates as of the Effective Date (including its relevant Background Technology) or during the Term that is necessary or reasonably useful to conduct any activities under this Agreement, expressly including all Know-How relating to the Acumen Compound and derivatives thereof.

2 1.6. “Acumen Patent Rights” means any Patent Rights, other than Collaboration Patent Rights, Controlled by Acumen or its Affiliates as of the Effective Date (including its relevant Background Technology) or during the Term that are necessary or reasonably useful to conduct any activities under this Agreement, expressly including Patent Rights protecting the Acumen Compound and derivatives thereof. 1.7. “Acumen Technology” means, collectively, (a) the Acumen Patent Rights, and (b) the Acumen Know-How. 1.8. “Acumen Territory” means worldwide. 1.9. “Affiliate” means, with respect to a Person, any other Person that controls, is controlled by, or is under common control with such Person. For purposes of this Agreement, a Person will be deemed to control another Person if it owns or controls, directly or indirectly, more than fifty percent (50%) of the equity securities of such other Person entitled to vote in the election of directors (or, in the case that such other Person is not a corporation, for the election of the corresponding managing authority), or otherwise has the power to direct the management and policies of such other Person. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside the United States and/or Japan, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage will be substituted in the preceding sentence; provided that such foreign investor has the power to direct the management and policies of such entity. Neither of the Parties will be deemed to be an “Affiliate” of the other solely as a result of their entering into this Agreement. 1.10. “Agreement” has the meaning set forth in the preamble. 1.11. “Alliance Manager” has the meaning set forth in Section 6.1 (Alliance Manager). 1.12. “Audited Party” has the meaning set forth in Section 7.9.2 (Records and Audits). 1.13. “Auditing Party” has the meaning set forth in Section 7.9.2 (Records and Audits). 1.14. “Auditor” has the meaning set forth in Section 7.9.2 (Records and Audits). 1.15. “Background Technology” means with respect to a Party, any Know-How, Patent Rights, and other Intellectual Property Rights (including, with respect to JCR, the JCR Technology and with respect to Acumen, the Acumen Technology) owned or otherwise Controlled (other than pursuant to the license grants under this Agreement) by such Party or any of its Affiliates prior to the Effective Date, or thereafter but through activities outside of this Agreement. 1.16. “Biosimilar Product” means, with respect to a Collaboration Product in a particular country in the Acumen Territory, any product that is (a) sold by a Third Party not authorized by any Selling Party and that did not purchase such product in a chain of distribution that included any Selling Party; and (b) approved by the applicable Regulatory Authority for such country as interchangeable with such Collaboration Product based, in whole or in substantial part, on the prior Marketing Approval of such Collaboration Product by such Regulatory Authority, including, with respect to the United States, a product that is the subject of an application filed under 42 U.S.C. § 262(k) citing such Collaboration Product as the reference product or, with respect to a non-U.S. jurisdiction in the Acumen Territory, a foreign application that references or relies, in whole or in substantial part, on such Collaboration Product as the reference product and is approved based on similar provisions to those in the United States.

3 1.17. “BLA” means (a) a Biologics License Application (as more fully defined in 21 C.F.R. 601.2 et seq. or its successor regulation) and all amendments and supplements thereto filed with the FDA; or (b) any analogous application or submission for Marketing Approval, in each case, filed with the applicable Regulatory Authority in a country or other regulatory jurisdiction outside the United States, which application is required to commercially market or sell a pharmaceutical or biologic product in such country or jurisdiction (and any amendments and supplements thereto). 1.18. “Breaching Party” has the meaning set forth in Section 12.4.1 (Material Breach). 1.19. “Budget” has the meaning set forth in Section 7.2 (Payment of JCR Costs). 1.20. “Business Day” means a calendar day other than a Saturday, Sunday, or a bank or other public holiday in the state of New York, USA or Tokyo, Japan. 1.21. “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30, and December 31 of each Calendar Year. 1.22. “Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31. 1.23. “Change of Control” means, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party that results in the holders of beneficial ownership (other than by virtue of obtaining irrevocable proxies for purposes of management voting on matters as directed by beneficial owners) of the voting securities, participating profit interest, or other ownership interests of such Party outstanding immediately prior thereto, or any securities, participating profit interest, or other ownership interests into which such voting securities, participating profit interest, or other ownership interests have been converted or exchanged, ceasing to hold beneficial ownership of more than fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation; (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the direct or indirect beneficial owner of more than fifty percent (50%) of the combined voting power of the outstanding securities, participating profit interest, or other ownership interests of such Party; or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s and its controlled Affiliates’ assets. Notwithstanding the foregoing, any transaction or series of transactions effected for the purpose of changing the form or jurisdiction of organization of such Party (such as an initial public offering or other offering of equity securities to non-strategic investors or corporate reorganization) will not be deemed a “Change of Control” for purposes of this Agreement. 1.24. “Claims” has the meaning set forth in Section 10.1 (Indemnification by JCR). 1.25. “Clinical Trial” means any study (including analytical method development) in humans conducted with respect to a Collaboration Product in order to obtain information regarding a pharmaceutical or biologic product, including information relating to the safety, tolerability, pharmacological activity, pharmacokinetics, dose ranging, or efficacy of such pharmaceutical or biologic product. 1.26. “CMO” means a contract manufacturing organization or a contract testing organization.

4 1.27. “Coformulation Patent Right” means any Collaboration Patent Right that Covers the composition of matter of a Collaboration Product excluding any Patent Right that Covers the Acumen Compound alone or in combination with any compound or molecule other than the J-Brain Cargo Platform. 1.28. “Collaboration Know-How” means any Know-How developed or invented during (a) the Term by or on behalf of a Party, any of its Affiliates, or Sublicensees, either alone or jointly, in the performance of any activities under this Agreement and/or Exploitation of any Collaboration Materials and Collaboration Product(s) under this Agreement; and (b) the Evaluation, but expressly excluding any J-Brain Cargo Platform Improvement Know-How. 1.29. “Collaboration Materials” means the fusion proteins comprising the J-Brain Cargo Platform and the Acumen Compound or derivatives thereof set forth in Schedule 1.29 (Collaboration Materials). 1.30. “Collaboration Patent Rights” means any Patent Right that (a) has a priority date after the Effective Date, and (b) Covers any Collaboration Know-How, but expressly excluding any J-Brain Cargo Platform Improvement Patent Rights. 1.31. “Collaboration Product” means (a) if Acumen has not delivered a Substitution Notice, the Initial Collaboration Product(s), and/or (b) if Acumen has delivered a Substitution Notice, the Substitute Collaboration Product(s), as applicable. 1.32. “Collaboration Technology” means the Collaboration Know-How and Collaboration Patent Rights. 1.33. “Commercial Milestone Event” has the meaning set forth in Section 7.5 (Commercial Milestone Payments). 1.34. “Commercial Milestone Payment” has the meaning set forth in Section 7.5 (Commercial Milestone Payments). 1.35. “Commercialization” or “Commercialize” means any and all activities directed to the market access, marketing, promotion, distribution, offering for sale, sale (including the sale under any named patient programs), and having sold, including activities related to the marketing, promotion, sale or distribution, importing for commercial sale, having imported for commercial sale, exporting for commercial sale, having exported for commercial sale, or other commercialization of a pharmaceutical or biologic product (including pricing matters) and including commercial activities conducted in preparation for the launch of such pharmaceutical or biologic product, but expressly excluding activities directed to Manufacturing, Development, or performance of Medical Affairs. “Commercialize,” “Commercializing,” and “Commercialized” will be construed accordingly. 1.36. “Confidential Information” means (a) any and all confidential or proprietary information and data, including scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, unpublished patent applications, and information related thereto and set forth therein, in each case, that is or has been provided by or on behalf of one (1) Party (the “Disclosing Party” with respect to such information) to the other Party (the “Receiving Party” with respect to such information) in connection with this Agreement or any related negotiations, discussions, or diligence, whether communicated in writing or orally or by any other method, including, for clarity, the MTA and the Confidential Disclosure Agreement entered into between the Parties dated January 29, 2024; and (b) the terms

5 of this Agreement. Notwithstanding the foregoing, “Confidential Information” excludes any information that the Receiving Party can show by competent evidence (i) is known by the Receiving Party at the time of its receipt, and not through a prior disclosure by the Disclosing Party or a prior unauthorized disclosure by a Third Party, as documented by the Receiving Party’s business records; (ii) is known to the public before its receipt from the Disclosing Party, or thereafter becomes generally known to the public through no breach of this Agreement by the Receiving Party; (iii) is subsequently disclosed to the Receiving Party without obligation of confidentiality by a Third Party who has rightfully obtained such information and who is not under an obligation of confidentiality or other contractual obligation with respect to such information; or (iv) is developed by the Receiving Party independently of Confidential Information received from the Disclosing Party, as documented by the Receiving Party’s business records. 1.37. “Control” means the possession by a Party (whether by ownership, license, or otherwise), other than pursuant to this Agreement, of, (a) with respect to any materials, products, technologies, formulae, active principles, or substances, the legal authority or right to physical possession of such materials, with the right to provide such materials to the other Party on the terms set forth herein; (b) with respect to Patent Rights, Regulatory Approvals, Regulatory Submissions, Know-How, or other intellectual property, the legal authority or right to grant a license, sublicense, access, or right to use (as applicable) to the other Party under such Patent Rights, Regulatory Approvals, Regulatory Submissions, Know-How, or other intellectual property on the terms set forth herein; or (c) with respect to a product or component thereof, the legal authority or right to grant a license, sublicense, access, or right to use (as applicable) to the other Party under the Patent Rights that Cover, and the proprietary Know-How that is incorporated in or embodies, such product or component on the terms set forth herein, in each case ((a), (b), and (c)), (i) without breaching or otherwise violating the terms of any arrangement or agreement with a Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such right to provide, licenses, sublicense, access or right to use (as applicable), or (ii) with respect to materials, Know-How or Patent Rights developed, acquired, or licensed by a Party after the Effective Date, without incurring any additional payment obligations to a Third Party that are not subject to an agreed allocation between the Parties. For clarity, if, after the Effective Date, JCR develops, acquires or licenses any materials, Know- How or Patent Rights that would incur any additional payment obligation to a Third Party to license such materials, Know-How or Patent Rights to Acumen and the Parties agree to an allocation of such payment obligation, such material, Know-How or Patent Right shall be deemed Controlled by JCR. 1.38. “Cover,” “Covering,” or “Covered” means, when used to refer to the relationship between a particular Patent Right and particular subject matter, that the making, having made, import, having imported, export, having exported, distribution, having distributed, use, having used, sale, having sold, offering for sale, or having offered for sale of such subject matter would, but for any ownership interest in, or license granted under, such Patent Right, infringe any Valid Claim of such Patent Right, or in the case of a patent application that has not yet issued, would infringe such claim if it were to issue, in each case, in such country or jurisdiction in which such activity occurs. 1.39. “Cure Period” has the meaning set forth in Section 12.4.2 (Process for Termination). 1.40. “Develop” and “Development” means development and regulatory activities related to pharmaceutical or biologic products, including preparation, submission, review, analysis and development of data or information for the purpose of submission to a Regulatory Authority to obtain authorization to conduct Clinical Trials, and to obtain,

6 support, or maintain Regulatory Approval of a pharmaceutical or biologic product and interacting with Regulatory Authorities before and following receipt of Regulatory Approval in the applicable country or region for such pharmaceutical or biologic product regarding the foregoing. Development will include development and regulatory activities for additional forms, routes of administration, pack sizes, or indications for a pharmaceutical or biologic product after receipt of Regulatory Approval of such product (including label expansion) and Clinical Trials initiated following receipt of Regulatory Approval or any Clinical Trial to be conducted after receipt of Regulatory Approval that are required by the applicable Regulatory Authority to support or maintain such Regulatory Approval (such as post-marketing requirements, post-marketing commitments, and other observational studies, implementation and management of registries and analysis thereof, in each case, if required by any Regulatory Authority in any region in the Acumen Territory to support or maintain Regulatory Approval for a pharmaceutical or biologic product in such region), including the services of outside advisors and consultants in connection therewith, including legal counsel and regulatory consultants. “Develop,” “Developing,” and “Developed” will be construed accordingly. 1.41. “Development Delay” has the meaning set forth in Section 12.6 (Termination for Breach of Acumen Efforts). 1.42. “Development Milestone Event” has the meaning set forth in Section 7.4 (Development Milestone Payments). 1.43. “Development Milestone Payment” has the meaning set forth in Section 7.4 (Development Milestone Payments). 1.44. “Directed To” means with respect to a biological target and any compound, product or agent, that such compound, product or agent binds to, inhibits, modulates or otherwise interacts with such biological target and such inhibition, modulation or interaction causes pharmacologically relevant activity with respect to such biological target, other than incidental or non-specific binding activity. 1.45. [***] 1.46. “Disclosing Party” has the meaning set forth in Section 1.36 (Confidential Information). 1.47. “Dispute” has the meaning set forth in Section 13.3.1 (Exclusive Dispute Resolution Mechanism). 1.48. “Dollars” or “$” means the legal tender of the United States of America. 1.49. “Effective Date” has the meaning set forth in the Preamble. 1.50. “EMA” means the European Medicines Agency or any successor agency or authority having substantially the same function. 1.51. “EU” means the European Union, as its membership may be constituted from time to time, and any successor thereto. 1.52. “Evaluation” means the Evaluation as defined in the MTA.

7 1.53. “Evaluation Plan” means the evaluation plan set forth in Schedule 1.53 (Evaluation Plan). For clarity, the timelines set forth in the Evaluation Plan serve as estimates of the deadline for each item and are not binding or definitive timelines. 1.54. “Executive Officer” means, (a) the Chief Executive Officer of JCR (or an executive officer of JCR designated by the Chief Executive Officer of JCR who has the power and authority to resolve such matter), and (b) the Chief Executive Officer of Acumen who has the power and authority to resolve such matter (or an executive officer of Acumen designated by the Chief Executive Officer of Acumen who has the power and authority to resolve such matter). If the position of any of the Executive Officers identified in this Section 1.54 (Executive Officer) no longer exists due to a Change of Control, corporate reorganization, corporate restructuring, or the like of a Party that results in the elimination of the identified position, then the applicable Party will replace the applicable Executive Officer with another executive officer with responsibilities and seniority comparable to the eliminated Executive Officer. 1.55. “Exploit” or “Exploitation” means to make, have made, import, have imported, export, have exported, distribute, have distributed, use, have used, sell, have sold, offer for sale, or have offered for sale, including to Develop, Manufacture, Commercialize, and perform Medical Affairs activities. 1.56. “FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended. 1.57. “FDA” means the United States Food and Drug Administration or any successor Governmental Authority having substantially the same function. 1.58. “Field” means all therapeutic, diagnostic, or prophylactic uses in humans. 1.59. “First Commercial Sale” means, with respect to a given Collaboration Product in a given country in the Acumen Territory, the first sale for monetary value for use or consumption by the end user of such Collaboration Product in an arms-length transaction after all Regulatory Approvals, including Marketing Approvals, necessary for the sale of such Collaboration Product have been obtained in such country. 1.60. “Force Majeure” has the meaning set forth in Section 13.13 (Force Majeure). 1.61. “FTE” means the equivalent of a full-time person’s work time, carried out by an appropriately qualified employee of a Party or its Affiliates, on the performance of any and all activities under this Agreement during Term, based on one thousand and six hundred (1,600) person-hours per year, pro-rated as necessary. Overtime, and work on weekends, holidays, and the like will not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the contribution, and a single employee may not be charged as more than one (1) FTE (or its pro rata equivalent) over any given period. Indirect personnel (including support functions such as managerial, financial, legal, or business development) will not constitute FTEs. 1.62. “FTE Rate” has the meaning set forth in Section 7.2 (Payment of JCR Costs). 1.63. “GLP” means the then-current good laboratory practice standards, practices, and procedures promulgated or endorsed by the applicable Regulatory Authority as set forth in the guidelines imposed by such Regulatory Authority, as may be updated from time-to-time, including those as set forth in FDA regulations in 21 C.F.R. Part 58 and all applicable FDA rules, regulations, orders, and guidance, and the requirements with

8 respect to good laboratory practices prescribed by the European Community, the OECD (Organization for Economic Cooperation and Development Council) and the ICH Guidelines. 1.64. “Governmental Authority” means any applicable government authority, court, council, tribunal, arbitrator, agency, department, bureau, branch, office, legislative body, commission, or other instrumentality of (a) any government of any country or territory; (b) any nation, state, province, county, city, or other political subdivision thereof; or (c) any supranational body. 1.65. “ICH” means International Council for Harmonization. 1.66. “IND” means an Investigational New Drug Application (as defined in the FD&C Act), clinical trial application, or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority anywhere in the world in conformance with the requirement of such Regulatory Authority, and any amendments thereto. 1.67. “Indemnified Party” has the meaning set forth in Section 10.3.1 (Notice). 1.68. “Indemnifying Party” has the meaning set forth in Section 10.3.1 (Notice). 1.69. “Initial Collaboration Product(s)” has the meaning set forth in Section 3.1 (Exercise of Option by Acumen and License Grant by JCR). 1.70. “Intellectual Property Rights” means all of the following in any jurisdiction throughout the world: all rights in Patent Rights, trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, pricing and cost information, copyrights, design rights, trade secrets, database rights, moral rights, research and development results, Know-How, information, inventions (whether patentable or unpatentable and whether or not reduced to practice), and any and all other intellectual property or proprietary rights (whether registered or unregistered) now known or hereafter recognized in any jurisdiction, and all applications and rights to apply for any of them, anywhere in the world. 1.71. “J-Brain Cargo Platform” means JCR’s proprietary antibody or antibody fragment- based platform that uses a receptor-binding domain, such as transferrin or other receptors/proteins, for the delivery of a therapeutic agent across the blood-brain barrier and other tissues and organs expressing the transferrin receptor. 1.72. “J-Brain Cargo Platform Improvement Know-How” means any and all Know-How that is first discovered, developed, generated, invented, derived, created, conceived, or reduced to practice during the Term of this Agreement by or on behalf of a Party or any of its Affiliates, either alone or jointly with the other Party or any of its Affiliates, in the performance of any activities conducted under this Agreement, in each case, to the extent that such Know-How is (a) solely related to the J-Brain Cargo Platform generally, and (b) not specifically related to any component fused with the J-Brain Cargo Platform, such as the Acumen Compound or derivatives thereof. 1.73. “J-Brain Cargo Platform Improvement Patent Rights” means any Patent Right that Covers any J-Brain Cargo Platform Improvement Know-How. 1.74. “JCR” has the meaning set forth in the preamble.

9 1.75. “JCR Cost Reports” has the meaning set forth in Section 7.2.1 (JCR Cost Reimbursement). 1.76. “JCR Costs” has the meaning set forth in Section 7.2 (Payment of JCR Costs). 1.77. “JCR Indemnitees” has the meaning set forth in Section 10.2 (Indemnification by Acumen). 1.78. “JCR Know-How” means Know-How, other than Collaboration Know-How, owned or Controlled by JCR or its Affiliates as of the Effective Date (including its relevant Background Technology) or during the Term that is (a) necessary or reasonably useful to Exploit the Collaboration Product(s) hereunder, or (b) otherwise used by or on behalf of JCR in the conduct of any activities pursuant to this Agreement, expressly including all J-Brain Cargo Platform Improvement Know-How. 1.79. “JCR Patent Rights” means any Patent Rights, other than Collaboration Patent Rights, Controlled by JCR or its Affiliates as of the Effective Date (including its relevant Background Technology) or during the Term that are (a) necessary or reasonably useful to Exploit the Collaboration Product(s) hereunder, or (b) otherwise practiced by or on behalf of JCR in the conduct of any activities pursuant to this Agreement, expressly including J-Brain Cargo Platform Improvement Patent Rights. The JCR Patent Rights as of the Effective Date are set forth on Schedule 9.2.1 (JCR Patent Rights). 1.80. “JCR Technology” means, collectively, (a) the JCR Patent Rights, and (b) the JCR Know-How. 1.81. “JSC” has the meaning set forth in Section 6.2.1 (Purpose; Formation). 1.82. “Know-How” means all proprietary commercial, technical, scientific, and other know-how and information, inventions, discoveries, trade secrets, knowledge, technology, methods, processes, practices, formulae, amino acid sequences, nucleotide sequences, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, specifications, and data and results (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, preclinical, clinical, safety, manufacturing and quality control data, and know-how, including regulatory data, study designs and protocols), in all cases, whether or not confidential, proprietary, patentable, in written, electronic or any other form now known or hereafter developed, but expressly excluding all Patent Rights and publicly tangible materials or other embodiments of any of the foregoing. 1.83. “Laws” means all applicable laws, statutes, rules, regulations, orders, judgments, injunctions, ordinances, codes, principles of common law, or other pronouncements having the binding effect of law of any Governmental Authority, including if either Party is or becomes subject to a legal obligation to a Regulatory Authority or other Governmental Authority (such as a corporate integrity agreement or settlement agreement with a Governmental Authority). 1.84. “License” has the meaning set forth in Section 2.3 (Grant of Option). 1.85. [***] 1.86. “Losses” has the meaning set forth in Section 10.1 (Indemnification by JCR).

10 1.87. “MAA” means any biologic license application or other marketing authorization application, in each case, filed with the applicable Regulatory Authority in a country or other regulatory jurisdiction, which application is required to commercially market or sell a pharmaceutical or biologic product in such country or jurisdiction (and any amendments thereto), including all Biologics License Applications (BLA) or equivalent submitted to the FDA in the United States in accordance with the Public Health Services Act or any analogous application or submission with any Regulatory Authority outside of the United States. 1.88. “Manufacture” means activities directed to manufacturing process development, analytical development, formulation development, manufacturing, packaging, labeling, filling, finishing, assembly, quality assurance, quality control, testing, and release, shipping, or storage of any pharmaceutical or biologic product (or any components or process steps involving any product or any companion diagnostics), placebo, or comparator agent, as the case may be, including process development, qualification, and validation, scale-up, pre-clinical, clinical, and commercial manufacture and analytic development, product characterization, and stability testing, but expressly excluding activities directed to Development, performance of Medical Affairs, or Commercialization. “Manufacturing” and “Manufactured” will be construed accordingly. 1.89. “Marketing Approval” means, with respect to a country or extra-national territory, any and all approvals, licenses, permits, registrations, or authorizations of any Regulatory Authority that are necessary in order to Commercialize a pharmaceutical or biologic product in such country or some or all of such extra-national territory, including Regulatory Approval. 1.90. “Medical Affairs” means activities conducted by a Party’s medical affairs departments (or, if a Party does not have a medical affairs department, the equivalent function thereof), including medical science liaisons, medical directors, communications with key opinion leaders (including key opinion leader selection and management, health care professional and patient speakers programs), medical education and development of materials related thereto, congresses or symposia, advisory boards (to the extent related to medical affairs or clinical guidance), activities performed in connection with patient registries, real world evidence collection, and other medical programs and communications, including investigator sponsored studies to the extent related to medical affairs and not to other activities that are not conducted by a Party’s medical affairs (or equivalent) departments. Medical Affairs will include the conduct of Clinical Trials initiated following receipt of Regulatory Approval for a product and that are not required by any Regulatory Authority in any region in the Acumen Territory to support or maintain Regulatory Approval for such product in such region (such as post- marketing studies, post-marketing commitments, other observational studies, and implementation and management of registries and analysis thereof). 1.91. “Milestone Payments” has the meaning set forth in Section 7.6 (Sales Milestone Payments). 1.92. “MTA” means the Material Transfer Agreement entered into between the Parties as of June 19, 2024, as amended, for the purpose of a feasibility study related to the Collaboration Materials. 1.93. “Net Sales” means with respect to a Collaboration Product, the gross amount invoiced in a country in the world by Acumen or its Affiliates or Sublicensees (each of the foregoing Persons, a “Selling Party”) for the sale (including the sale under named patient programs) or other disposition of such Collaboration Product in such country to

11 Third Parties (including Third Party Distributors) as an arm’s length transaction, less the following deductions calculated in accordance with applicable Accounting Standards, consistently applied throughout the world by the relevant Selling Party, to the extent allocated to such Collaboration Product and actually taken, paid, allowed, or allocated, in the gross sales price with respect to such sales, and not otherwise recovered by or reimbursed to the Selling Party, as set forth below: (a) cash, trade, quantity discounts, charge-back payments, and rebates actually granted to trade customers, managed health care organizations, group purchasing organizations, and national, state, or local governments; (b) credits, bad debts, rebates, or allowances actually allowed on account of claims, damaged goods, rejections, or returns of such Collaboration Product, including in connection with Recalls and retroactive price reductions; (c) taxes (other than income taxes), duties, tariffs, mandated contribution, or other governmental charges levied on the sale of such Collaboration Product, including VAT (net of reimbursement of any value-added taxes actually received), excise taxes, and sales taxes, that the Selling Party allocates to sales of such Collaboration Product in accordance with its standard policies and procedures consistently applied across its products, as applicable; and (d) any other similar and customary deductions that are consistent with the applicable Accounting Standards in calculating Net Sales. 1.94. Notwithstanding the foregoing, amounts received or invoiced by Acumen, or its Affiliates, or their respective Sublicensees for the sale of such Collaboration Product among Acumen or its Affiliates, or their respective Sublicensees, for resale will not be included in the computation of Net Sales hereunder. In any event, any amounts received or invoiced by Acumen or its Affiliates, or their respective Sublicensees, will be accounted for only once. For purposes of determining Net Sales, a Collaboration Product will be deemed to be sold when recorded as a sale by Acumen or its Affiliates, or their respective Sublicensees, in accordance with the applicable Accounting Standards. For clarity, a particular deduction may only be accounted for once in the calculation of Net Sales. Net Sales will exclude any samples of Collaboration Product transferred or disposed of for Clinical Trials at or below costs of goods thereof. For the avoidance of doubt, and for all purposes under this Agreement, Net Sales will be accounted for in accordance with the applicable Accounting Standards, as consistently applied in such country. 1.95. “Non-Breaching Party” has the meaning set forth in Section 12.4.1 (Material Breach). 1.96. “Option” has the meaning set forth in Section 2.3 (Grant of Option). 1.97. “Option Data Package” has the meaning set forth in Section 2.5 (Option Data Package). 1.98. “Option Exercise Fee” has the meaning set forth in Section 7.3 (Option Exercise Fee). 1.99. “Option Exercise Notice” has the meaning set forth in Section 3.1 (Exercise of Option by Acumen and License Grant by JCR). 1.100. “Out-of-Pocket Costs” means, with respect to certain activities for a Collaboration Product hereunder, specifically identifiable expenses paid by a Party or its Affiliates to

12 Third Parties to conduct such activities, including payments to contract personnel (including contractors, consultants, and Subcontractors). 1.101. “Party” or “Parties” has the meaning set forth in the preamble. 1.102. “Patent Offices” has the meaning set forth in Section 9.2.6 (Validity and Enforceability). 1.103. “Patent Right” means any patent (including any utility or design patent) or patent application (including any provisional, utility, continued prosecution, continuation, continuations-in-part, divisional, or substitution application), or other filing claiming priority thereto or sharing any common priority therewith, whether directly or indirectly, as well as any patent that issues or has issued with respect to any such patent application, reissue, re-examination, renewal, or extension (including any patent term adjustment, patent term extension, or supplemental protection certificate, or the equivalent thereof), registration or confirmation patent, patent resulting from a post-grant proceeding, patent of addition, revalidation, restoration, or extension thereof, or any inventor’s certificate, utility model (including any petty patent, innovation patent, utility certificate, functional design, short-term patent, minor patent, or small patent), or any equivalent or counterpart thereof in any country or jurisdiction. For clarity, a patent filing (a patent or a patent application) is considered to have been made (or to be pending or in force) within a selected time period if the filing itself, or any other filing to which it claims priority or with which it shares any common priority, was made, within (or was pending, or in force within) the time period. 1.104. “Payments” has the meaning set forth in Section 7.9.4(a) (Withholding Taxes). 1.105. “Person” means any natural person, corporation, unincorporated organization, partnership, association, sole proprietorship, joint stock company, joint venture, limited liability company, trust or government, Governmental Authority, or any other similar entity. 1.106. “Pricing Approval” means, in any country where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical or biologic products, receipt (or, if required to make such authorization, approval, or determination effective, publication) of such reimbursement authorization or pricing approval or determination (as the case may be). 1.107. “Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a particular Patent Right, the preparation, filing, and prosecution (including any interferences, reissue proceedings, reexaminations, supplemental examinations, derivation proceedings, and post-grant review procedures and opposition proceeding, inter partes review, or any other similar proceeding before a patent authority of competent jurisdiction), and maintenance of such Patent Right on a worldwide basis and to be responsible for any related pre-grant and post-grant patent administrative proceedings. 1.108. “Reasonable Best Efforts” means with respect to Acumen, using the efforts and resources normally used by Acumen in the exercise of its reasonable business discretion to achieve obligations or tasks similar to the obligations or tasks under this Agreement, taking into account, with respect to the applicable Collaboration Product, issues of scientific risk, patent coverage, safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, the profitability of the applicable products (including, without

13 limitation, pricing and reimbursement status achieved), and other relevant technical, legal, scientific and/or medical factors. 1.109. “Recall” means a Party’s removal, market withdrawal, or stock recovery of a Collaboration Product following (a) notice or request of any Regulatory Authority, or (b) the good faith determination by such Party that an event, incident, or circumstance has occurred that requires such a recall of such Collaboration Product. 1.110. “Receiving Party” has the meaning set forth in Section 1.36 (Confidential Information). 1.111. “Regulatory Approval” means, with respect to a particular country or other regulatory jurisdiction, any approval of a MAA or other approval, product, or establishment license, registration, or authorization of any Regulatory Authority necessary for the Manufacture, Development, or commercial marketing or sale of a pharmaceutical or biologic product in such country or other regulatory jurisdiction, including, in each case, Pricing Approvals required to sell such product in such country or regulatory jurisdiction. 1.112. “Regulatory Authority” means any Governmental Authority responsible for granting Regulatory Approvals of pharmaceutical or biologic products. 1.113. “Regulatory Submissions” means any regulatory application, submission, notification, communication, correspondence, registration, Regulatory Approval, or other filing made to, received from or otherwise conducted with a Regulatory Authority related to Developing, Manufacturing, or obtaining marketing authorization for a pharmaceutical or biologic product in a particular country or jurisdiction. Regulatory Submissions include Collaboration Product INDs, and amendments and supplements thereto. 1.114. “Restricted Employees” has the meaning set forth in Section 12.5(a). 1.115. “Reversion IP” means any Coformulation Patent Rights Controlled by Acumen as of the effective date of termination of this Agreement. 1.116. “Royalty Rates” has the meaning set forth in Section 7.8 (Royalties). 1.117. “Royalty Term” means, on a country-by-country and Collaboration Product-by- Collaboration Product basis, the period commencing on the First Commercial Sale of a given Collaboration Product in a given country and ending upon the latest to occur of: (a) the last-to-expire Valid Claim of the JCR Patent Rights or Coformulation Patent Rights, in either case, Covering the composition of matter of such Collaboration Product in such country; or (b) the date that is [***] years following the First Commercial Sale of such Collaboration Product in such country. 1.118. “Sales Milestone Event” has the meaning set forth in Section 7.6 (Sales Milestone Payments). 1.119. “Sales Milestone Payment” has the meaning set forth in Section 7.6 (Sales Milestone Payments). 1.120. “SEC” has the meaning set forth in Section 8.1.4 (Confidential Treatment). 1.121. “Selling Party” has the meaning set forth in Section 1.93 (Net Sales).

14 1.122. “Specific Application” has the meaning set forth in Section 3.2 (License Limited to Collaboration Products). 1.123. “Subcontractor” means a Third Party contractor engaged by a Party or its Affiliate to perform certain obligations or exercise certain rights of such Party under this Agreement (including all Third Party Distributors, contract research organizations, clinical research organizations or CMOs), but excluding all Sublicensees. 1.124. “Sublicensee” means a Third Party to which Acumen has granted or grants a sublicense under Section 3.3 (Sublicense) of this Agreement, but expressly excluding Subcontractors. 1.125. “Sublicense Revenue” means all consideration received by Acumen from a current or prospective Sublicensee in consideration for the grant to or by, or the exercise by, such Sublicensee of an option, license, or other right to Develop or Commercialize the Collaboration Product(s), which may include upfront payments, option fees, license fees, annual maintenance fees, minimum annual payments, and milestone payments, but specifically excludes payments received by Acumen that constitute royalties and other payments based upon the magnitude of sales of the Collaboration Product(s), excluding: (a) payments received by Acumen in connection with research, Development, Manufacture or supply activities actually performed by Acumen, (b) other payments made by a Sublicensee as consideration for Acumen’s or its Affiliates’ actual performance of services or provision of goods, (c) reimbursement of the actual amount paid for fees incurred by Acumen, such as patent prosecution, maintenance, enforcement or defense expenses or fees paid to Governmental Authorities, (d) payments based on profit share interest paid in consideration for Acumen’s or its Affiliates’ payment of development or commercialization expenses, (e) amounts paid for purchase of securities of Acumen (except for premiums above the fair market value of such securities). 1.126. “Submission of a BLA (US) or MAA in the EMA Jurisdiction” means the submission of a BLA to the FDA or the submission of a MAA to the EMA that (a) includes all necessary and complete documentation as required by the applicable Regulatory Authorities; (b) is submitted in accordance with all relevant Laws, guidelines, and regulations; and (c) has been acknowledged by the respective Regulatory Authority as being accepted for review. 1.127. “Substitute Collaboration Product(s)” has the meaning set forth in Section 4.1 (Substitution Right). 1.128. “Substitution Notice” has the meaning set forth in Section 4.1 (Substitution Right). 1.129. “Substitution Right” has the meaning set forth in Section 4.1 (Substitution Right). 1.130. “Tax” and “Taxation” means any U.S. and non-U.S. federal, state, local, regional, municipal, or other tax or taxation, levy, duty, charge, withholding, or other assessment of any kind (including any related fine, penalty, addition to tax, surcharge, or interest) imposed by, or payable to, a Governmental Authority, including sales, use, excise, stamp, transfer, property, value added, goods and services, withholding, and franchise taxes. 1.131. “Term” has the meaning set forth in Section 12.1 (Term). 1.132. “Third Party” means any Person other than JCR, Acumen, or their respective Affiliates.

15 1.133. “Third Party Distributor” means, with respect to a country, any Third Party that purchases Collaboration Product in such country from the Selling Party or its Affiliates and is appointed as a distributor to distribute, and resell such Collaboration Product in such country, even if such Third Party is granted ancillary sublicensed rights under the JCR Technology to package, distribute, or sell such Collaboration Product in such country. 1.134. “United States” or “U.S.” means the United States of America and its territories, possessions, and commonwealths. 1.135. “Upfront Payment” has the meaning set forth in Section 7.1 (Upfront Payment). 1.136. “Valid Claim” means: (a) a claim of an issued and unexpired patent (as may be extended through supplementary protection certificate or patent term extension or the like) that has not been revoked, held invalid, or unenforceable by a Patent Office or other Governmental Authority of competent jurisdiction and which claim has not been disclaimed, denied, or admitted to be invalid or unenforceable through reissue, re- examination, or disclaimer or otherwise; or (b) a pending claim of an unissued, pending patent application, which application has not been pending for more than [***] years from its earliest priority date. 1.137. “VAT” means, within the EU, such Tax as may be charged in accordance with (but subject to derogations from) Directive 2006/112/EC and, outside the EU, value added Tax or any form of consumption Tax, as well as all other forms of Taxes charged on the supply of a good or a service, including sales Tax and goods and services Tax. 1.138. “Withholding Taxes” has the meaning set forth in Section 7.9.4(a) (Withholding Taxes). 2. RESEARCH 2.1. Research under MTA. The Parties will conduct the Evaluation in good faith in order to enable Acumen to select a development candidate out of the Collaboration Materials and determine whether to exercise its Option. 2.2. Use of the Acumen Compound. During the Term and for a period of [***] years thereafter, except with the express written permission of Acumen, JCR will not, directly or indirectly, alone or in conjunction with one or more Third Parties (including in any internal program or partnership), use the Acumen Compound in any research or development program. 2.3. Grant of Option. Upon receipt of the Upfront Payment set forth in Section 7.1 (Upfront Payment) as a condition precedent and subject to the terms of Section 3.1 (Exercise of Option by Acumen and License Grant by JCR), JCR hereby grants to Acumen the exclusive right to exercise the exclusive option (the “Option”) to obtain an exclusive (even as to JCR and its Affiliates), sublicensable through multiple tiers (as set forth in Section 3.3 (Sublicense)), transferrable (in accordance with Section 13.1 (Assignment)), royalty-bearing license under the JCR Technology to Develop, Manufacture, Commercialize, and otherwise Exploit the Collaboration Product(s) in the Field and in the Acumen Territory (the “License”). 2.4. Right of Reference. After exercise of the Option and upon reasonable request from Acumen, JCR will grant a right of reference to Acumen to all regulatory materials and submissions related to the JCR Technology to copy, access and use any and all data, reports, documents, Regulatory Submissions, and other information developed by JCR

16 or any of its Affiliates that is derived from or includes such data, in each case, that is Controlled by JCR or its Affiliates and necessary to Exploit the Collaboration Product(s): for purposes of (a) preparing and submitting MAAs and other Regulatory Submissions for the Collaboration Product(s); or (b) Prosecuting and Maintaining patent applications for Collaboration Patent Rights in accordance with this Agreement. JCR will provide Acumen with reasonable access to data, information, and regulatory filings necessary for Acumen to practice the above right of reference. [***]. 2.5. Option Data Package. Promptly following the completion of both (a) [***], and (b) a [***] performed in accordance with a study plan to be mutually agreed by the Parties, the Parties shall use commercially reasonable efforts to prepare a data package comprising all data and information generated under the Evaluation Plan as well as the results of such non-human primate PK study (the “Option Data Package”). 3. OPTION AND LICENSE. 3.1. Exercise of Option by Acumen and License Grant by JCR. For a period expiring on [***] following completion of the Option Data Package, Acumen may execute the Option by notifying JCR in writing of its selection of one (1) or two (2) development candidate(s) out of the Collaboration Materials (the “Initial Collaboration Product(s)”) ([***]) and its intention to engage in an ongoing collaboration with respect to the Collaboration Product(s) (such notice, the “Option Exercise Notice”) and also making payment of the Option Exercise Fee in accordance with Section 7.3 (Option Exercise Fee). Upon receipt of the Option Exercise Fee, Acumen shall specify the final amino acid sequence of the Initial Collaboration Product(s) in an attachment to this Agreement as an Appendix and JCR hereby grants Acumen the License subject to the relevant provisions hereunder effective from the date of the exercising the Option by Acumen in accordance with this paragraph and Section 3.1 (License Limited to Collaboration Products). For clarity, if the Option is not exercised within the above time period, this Agreement shall terminate in accordance with Section 12.1 (Term). 3.2. License Limited to Collaboration Products. Acumen acknowledges and agrees that the exclusive rights granted in the License limited to the use of the JCR Technology solely within the Collaboration Product(s) (the “Specific Application”), nothing in this Agreement will be construed as JCR granting any comprehensive exclusive right and license for the use of the JCR Technology in the Field other than the Specific Application, and JCR shall not be prohibited from, by itself or with Third Parties, using JCR Technology in products other than the Collaboration Product(s) in the same field as the Collaboration Product(s). Except as otherwise expressly provided in this Agreement, under no circumstances will a Party or any of its Affiliates, as a result of this Agreement, obtain any ownership interest, license, or other right in or to any Know-How, Patent Rights, or other intellectual property of the other Party. Any rights not expressly granted by a Party under this Agreement are hereby retained by such Party. JCR hereby expressly retains the right (on behalf of itself and its Affiliates) to Exploit any JCR Technology, except for as stipulated in this Agreement. 3.3. Sublicense. Acumen will have the right to sublicense the License through multiple tiers only on the following conditions: (a) Acumen will advise JCR of the name of a Third Party to which Acumen, or its Sublicensee, grants any sublicense of the License; (b) any sublicense that includes a license to the JCR Technology must also include a license to the accompanying Acumen Technology; (c) the Sublicensee shall agree to abide by all the terms and provisions of this Agreement; (d) Acumen shall remain fully liable for the performance of its and its Sublicensee’s obligations hereunder; and (e) Acumen shall deliver to JCR a true copy of each sublicense within fifteen (15) days after it is executed; provided, however, that Acumen may redact from such copy any

17 confidential or proprietary information of Acumen or its Sublicensee that is not necessary for JCR to ascertain Acumen’s compliance with this Agreement. 3.4. Subcontractors. Acumen may perform any activities under the License through one or more Subcontractors, and JCR may perform any activities under this Agreement through one or more Subcontractors; provided that: (a) neither Acumen or JCR nor its respective Affiliates will engage any Subcontractor that has been debarred by any Regulatory Authority, (b) the Subcontractor undertakes in writing the obligations of confidentiality and non-use applicable to the Confidential Information that are at least as stringent as those set forth in Section 8 (Confidentiality and Publication), and (c) the engaging Party will be liable for any act or omission of any Subcontractor that is a breach of any of such Party’s obligations under this Agreement as though the same were a breach by such engaging Party. 3.5. [***] 4. COLLABORATION PRODUCT SUBSTITUTION 4.1. Substitution Right. Following Option exercise but prior to commencement of the first [***] with the Initial Collaboration Product(s), Acumen shall have the right to substitute [***] of the Initial Collaboration Products (provided, that if Acumen desires to select more than [***] development candidates, prior written approval from JCR shall be required) with an alternative development candidate selected by Acumen (in its sole discretion) among the Collaboration Materials (the “Substitution Right”). Acumen may exercise its Substitution Right by providing written notice to JCR (the “Substitution Notice”), which Substitution Notice shall identify the development candidate(s) from the Collaboration Materials that Acumen desires to designate as Collaboration Product(s) hereunder (the “Substitute Collaboration Product(s)”). 4.2. Effects of Substitution Right Exercise. Following delivery of the Substitution Notice, the Substitute Collaboration Product shall replace the applicable Initial Collaboration Product as a Collaboration Product under this Agreement. Notwithstanding anything to the contrary in this Agreement, if any substituted Initial Collaboration Product has achieved any Development Milestone Event prior to substitution in accordance with Section 4.1 (Substitution Right), then no Development Milestone Payment shall be payable with respect to the achievement of the same Development Milestone Event by the Substitute Collaboration Product replacing such Initial Collaboration Product. 5. DEVELOPMENT, REGULATORY, AND COMMERCIALIZATION 5.1. Acumen Responsibility . Acumen will be solely responsible for conducting and completing the Development, Medical Affairs, regulatory matters, pharmacovigilance and the Commercialization of the Collaboration Product(s) in the Acumen Territory and will use Reasonable Best Efforts to Develop and Commercialize at least one (1) Collaboration Product in the Acumen Territory. 5.2. JCR Responsibility. Following Acumen’s exercise of the Option and upon reasonable request from Acumen, JCR shall support Acumen’s efforts to the extent feasible, to Develop the Collaboration Product(s) under this Agreement by (a) providing Acumen with the necessary or useful information, which JCR owns or Controls, related to the JCR Technology; and (b) assistance necessary or useful for Acumen to Develop, Manufacture, and obtain Regulatory Approval for the Collaboration Product(s), including (x) a technology transfer to Acumen or any Third Party Manufacturing on Acumen’s behalf, and (y) a right of reference to regulatory documents as stipulated in

18 Section 2.4 (Right of Reference). Acumen shall reimburse JCR for its actual costs incurred in this activity as set forth in Section 7.2 (Payment of JCR Costs). 5.3. Regulatory Matters. Acumen or its relevant Affiliates shall have the sole right and obligation to file all Regulatory Submissions and hold all Regulatory Approvals for the Collaboration Product(s) in the Field in the Acumen Territory. Subject to applicable Law, Acumen will, at its sole expense, engage, oversee, monitor, and manage all regulatory interactions, communications, and filings with, and submissions to, Regulatory Authorities with respect to the Collaboration Product(s) in the Field in the Acumen Territory; provided that Acumen will provide JCR with a copy of all sections of proposed material Regulatory Submissions that contain data provided by JCR to Acumen for JCR’s review and comment reasonably in advance of Acumen’s filing or submission thereof, and Acumen will pay due consideration to incorporating any reasonable comments timely received from JCR into such Regulatory Submissions. Acumen will have final decision-making authority regarding all regulatory activities, including the regulatory pathway and strategy to be followed, the labeling strategy and the content of submissions within the Acumen Territory, subject to the terms and conditions of this Agreement. 6. GOVERNANCE 6.1. Alliance Manager. Within sixty (60) days after the Effective Date, each Party will designate an individual to facilitate communication, coordination, and collaboration with respect to the Parties’ activities under this Agreement relating to the Collaboration Materials and Collaboration Product(s) and to provide support and guidance to the JSC, including preparing agendas, meeting materials, and meeting minutes for JSC meetings (each, an “Alliance Manager”). Each Alliance Manager may, but is not required to, serve as a representative of its respective Party on the JSC, but the Alliance Managers or suitable designees will attend all meetings of the JSC. The Alliance Managers may bring to the attention of the JSC any matters or issues either of them reasonably believes should be discussed by the JSC. Each Party may replace its Alliance Manager at any time by written notice to the other Party. The Alliance Managers will be responsible for creating and maintaining a constructive work environment between the Parties. Without limiting the generality of the foregoing, the Alliance Managers will: (a) identify, work to resolve, and, if necessary, escalate to their respective managements any Disputes arising between the Parties related to this Agreement; (b) provide an initial alliance point of communication between the Parties with respect to this Agreement and the Parties’ respective activities hereunder; (c) ensure that meetings of the JSC occur as set forth in this Agreement, that procedures are followed with respect to such meetings (including the giving of proper notice and the preparation and approval of minutes) and that relevant action items resulting from such meetings are appropriately carried out or otherwise addressed; and (d) undertake such other responsibilities as the Parties may mutually agree in writing. 6.2. Joint Steering Committee. 6.2.1. Purpose; Formation. Within [***] after the Effective Date the Parties will establish a joint steering committee (the “JSC”) that will monitor and provide strategic oversight of the activities under this Agreement and facilitate communication between the Parties, in each case, with respect to the Development and the Commercialization of the Collaboration Materials and Collaboration Product(s), as applicable, in accordance with the terms of this Agreement. 6.2.2. Composition. Each Party will initially appoint [***] representatives to the JSC, with each representative having knowledge and expertise in the Exploitation of assets and

19 treatments similar to the Collaboration Product(s), and having sufficient seniority and authority within the applicable Party to provide meaningful input and make decisions arising within the scope of the JSC’s responsibilities. The JSC may change its size from time to time by unanimous consent of the Parties; provided that, unless otherwise agreed by the Parties in writing, the JSC will consist at all times of an equal number of representatives of each Party. Each Party may replace its JSC representatives at any time upon written notice to the other Party. The JSC may invite non-members to participate in the discussions and meetings of the JSC, but such participants will have no voting authority at the JSC and must be bound under written obligations of confidentiality no less protective of the Parties’ Confidential Information than those set forth in this Agreement. The Alliance Managers will prepare and circulate agendas and ensure the preparation and approval of minutes. 6.2.3. Responsibilities of JSC. The JSC will have the following responsibilities: (a) form such other committees or working groups under the JSC as may be necessary or desirable to facilitate the activities under this Agreement as the Parties may agree and oversee the activities of any such other committees or working groups; (b) attempt to resolve any Disputes on matters within the JSC’s authority on an informal basis and in good faith prior to the institution of escalation or other formal dispute resolution mechanisms hereunder; and (c) perform such other functions expressly allocated to the JSC in this Agreement or by the written agreement of the Parties. 6.2.4. JSC Meetings. The JSC will meet upon written request of one (1) Party to the other Party unless the Parties agree in writing to a different frequency. No later than five (5) Business Days prior to any meeting of the JSC (or such shorter time period as the Parties may agree), the Alliance Managers will prepare and circulate an agenda for such meeting; provided, however, that either Party may propose additional topics to be included on such agenda, either prior to or in the course of such meeting. Either Party may also call a special meeting of the JSC (by videoconference, teleconference, or in person) by providing at least five (5) Business Days’ prior written notice to the other Party if such Party reasonably believes that a significant matter must be addressed prior to the next scheduled meeting, in which event such Party will work with the Alliance Managers to provide the members of the JSC, no later than two (2) Business Days prior to the special meeting, with an agenda for the meeting and materials reasonably adequate to enable an informed decision on the matters to be considered. In addition to any items set forth on the agenda for a meeting of the JSC, at each meeting of the JSC, each Party will provide an update on all material activities performed by itself or on behalf of it in connection with the Development and the Commercialization of the Collaboration Materials or Collaboration Product(s), as applicable, since the last meeting of the JSC. The JSC may meet in person, by videoconference or by teleconference. In-person JSC meetings will be held at locations alternately selected by each Party. Each Party will bear the expense of its respective JSC members’ participation in JSC meetings. Meetings of the JSC will be effective only if at least three (3) representatives of each Party (which representative is not such Party’s Alliance Manager and each Party will select the representatives among the persons who has the authority to vote) is present or participating in such meeting. The Alliance Managers will be responsible for preparing reasonably detailed written minutes of all JSC meetings that reflect material decisions made and action items identified at such meetings. The Alliance Managers will send draft meeting minutes to each member of the JSC for review and approval within ten (10) days after each JSC meeting. Such

20 minutes will be deemed approved unless one (1) or more members of the JSC object to the accuracy of such minutes within ten (10) Business Days of receipt. 6.2.5. Decisions of the JSC. The JSC has the authority (a) for matters specifically delegated to it or expressly specified in this Agreement, and (b) with respect to any other matter agreed to by the Parties in writing. All decisions of the JSC will be made by unanimous vote, with each Party’s representatives having one (1) vote (i.e., one (1) vote per Party). No action taken at any meeting of the JSC will be effective unless there is a quorum at such meeting, and at all such meetings, a quorum will be reached if [***] voting representatives of each Party are present or participating in such meeting. For clarity, the JSC will not have any power to amend, modify, or waive compliance with this Agreement. The JSC has no other authority under this Agreement than what is expressly granted under this Agreement. The JSC will work in good faith to promptly resolve any such matter for which it has authority. If the JSC is unable to reach consensus with respect to any such matter for which it is responsible within thirty (30) days after a Party affirmatively states to the other Party that a decision needs to be made, then such matter will be subject to Section 6.3 (Resolution of JSC Disputes). 6.2.6. Disbandment. Following delivery of the Option Exercise Notice, upon written notice from Acumen to JCR, (a) the JSC and all committees and working groups shall be dissolved, (b) Acumen shall have exclusive oversight, control and decision-making power with respect to all Exploitation activities of the Collaboration Product(s), and (c) and any remaining responsibilities of the JSC shall be fulfilled by the Alliance Managers, and any Disputes between the Alliance Managers shall be handled in accordance with Section 6.3 (Resolution of JSC Disputes) applied mutatis mutandis. Following the dissolution of the JSC and until the First Commercial Sale of the first Collaboration Product hereunder, Acumen shall report to JCR at least once [***] on Development progress of the Collaboration Product(s), in a manner mutually acceptable to the Parties. 6.3. Resolution of JSC Disputes. 6.3.1. Referral to Executive Officers. Either Party may make an election under Section 6.2.5 (Decisions of the JSC) to refer a matter as to which the JSC cannot reach a consensus decision to the Executive Officers, following which the JSC will promptly submit in writing the respective positions of the Parties to their respective Executive Officers. Such Executive Officers will use good faith efforts, in compliance with Section 13.3.2 (Resolution by Executive Officers), to resolve promptly such matter within twenty (20) Business Days after the JSC’s submission of such matter to such Executive Officers, which good faith efforts will include at least one (1) in-person or telephonic meeting between such Executive Officers within such [***] Business Day period. 6.3.2. Final Decision-Making Authority. If the Executive Officers are unable to reach agreement on any such matter referred to them under Section 13.3.2 (Resolution by Executive Officers) within the applicable [***] Business Day period, then Acumen will have final decision-making authority with respect to all matters within the JSC’s authority. 6.3.3. Limitations on Decisions. Notwithstanding any provision to the contrary set forth in this Agreement, without JCR’s prior written consent, no exercise of Acumen’s decision-making authority on any matters may, without JCR’s prior written consent: (a) impose any requirements that JCR take or decline to take any action that will result in a violation of any Law, ethical requirement, or any agreement with any Third Party or the infringement of Intellectual Property Rights of any Third Party; (b) conflict with,

21 or constitute a modification of or waiver under, this Agreement; (c) materially negatively impact JCR’s business related to the J-Brain Cargo Platform as reasonably documented and determined by JCR; or (d) result in a material increase in JCR’s costs or obligations under this Agreement. 6.3.4. Other Decisions Subject to Dispute Resolution. All other matters not addressed above will be subject to the dispute resolution procedures set forth in Section 13.3.1 (Exclusive Dispute Resolution Mechanism) and Section 13.3.2 (Resolution by Executive Officers), including mediation under Section 13.3.3 (Mediation) and arbitration under Section 13.3.4 (Arbitration). 7. PAYMENTS 7.1. Upfront Payment. Within fifteen (15) Business Days following the Effective Date, Acumen will pay to JCR a non-refundable, non-creditable, one-time upfront payment in the amount of [***] (the “Upfront Payment”). 7.2. Payment of JCR Costs. Acumen will reimburse JCR for all costs that are actually incurred by JCR on behalf of Acumen or its Affiliates in the performance by JCR under Section 5.2 (JCR Responsibility), including both Out-of-Pocket Costs and internal cost of FTE calculated at the FTE Rate, in accordance with a mutually agreed budget (the “Budget”), which Budget may be adjusted from time to time upon mutual agreement of the Parties; provided, that the Parties shall assess the need for Budget adjustments at least one (1) time each Calendar Year. For the purposes of this Section 7.2 (Payment of JCR Costs), “FTE Rate” means a rate of [***] per FTE per year, to be prorated on an hourly basis of [***] per FTE per hour, based on one thousand and six hundred (1,600) hours per year for an FTE (“JCR Costs”). Such rate will be adjusted on January 1 of each Calendar Year by an amount equal to the change, if any, in the Consumer Price Index (CPI) for Japan, calculated by the Statistics Bureau of Japan during the immediately preceding Calendar Year. 7.2.1. JCR Cost Reimbursement. No later than [***] following the conclusion of each Calendar Quarter during which JCR incurs any JCR Costs, JCR will provide Acumen with an invoice along with a written report of all JCR Costs and reasonable documentation thereof during the applicable Calendar Quarter (such reports, the “JCR Cost Reports”). Acumen will pay to JCR the invoiced amounts within thirty (30) days after the date of such undisputed invoice. 7.2.2. JCR Cost Cap. Notwithstanding anything to the contrary in this Agreement, Acumen shall have no obligation to reimburse JCR for any JCR Costs in excess of the then-current Budget, unless such costs are reasonable and directly related to the JCR obligations set forth in Section 5.2 (JCR Responsibility) and are approved in writing by Acumen within thirty (30) days of submission by JCR. 7.3. Option Exercise Fee . If Acumen exercises its Option subject to Section 3.1 (Exercise of Option by Acumen and License Grant by JCR), then Acumen shall pay to JCR a non-creditable and non-refundable one-time payment of Nine Million Two Hundred Fifty and Thousand Dollars ($9,250,000) (the “Option Exercise Fee”) within fifteen (15) Business Days after Acumen’s delivery of an Option Exercise Notice. 7.4. Development Milestone Payments. On a Collaboration Product-by-Collaboration Product basis, Acumen will make a one-time, non-refundable, non-creditable development milestone payments (each, a “Development Milestone Payment”) to JCR upon the occurrence of each of the development milestone events set forth in Schedule 7.4 (Development Milestones) (each, a “Development Milestone Event”)

22 for the first achievement of the applicable Development Milestone Event by Acumen or its Affiliate with respect to the applicable Collaboration Product. In the event that Acumen achieves the applicable Development Milestone Event, Acumen will notify JCR in writing of the occurrence of such Development Milestone Event no later than [***] after the achievement thereof. Thereafter, JCR will provide Acumen with an invoice for the corresponding Development Milestone Payment, and Acumen will pay to JCR such Development Milestone Payment no later than thirty (30) days after its receipt of an undisputed invoice for such Development Milestone Payment. 7.5. Commercial Milestone Payments. On a Collaboration Product-by-Collaboration Product basis, Acumen will make one-time, non-refundable, non-creditable commercial milestone payments (each, a “Commercial Milestone Payment”) to JCR upon the achievement by Acumen or its Affiliates or Sublicensees of each of the sales- based milestones events set forth in Schedule 7.5 (Commercial Milestones) below (each, a “Commercial Milestone Event”) with respect to the first achievement of the applicable Commercial Milestone Event by Acumen, its Affiliates or Sublicensees with respect to the applicable Collaboration Product. In the event that Acumen achieves the applicable Commercial Milestone Event, Acumen will notify JCR in writing of the occurrence of such Commercial Milestone Event no later than [***] after the achievement thereof. Thereafter, JCR will provide Acumen with an invoice for the corresponding Commercial Milestone Payment, and Acumen will pay to JCR such Commercial Milestone Payment no later than thirty (30) days after its receipt of an undisputed invoice for such Commercial Milestone Payment. 7.6. Sales Milestone Payments. On a Collaboration Product-by-Collaboration Product basis, Acumen will make a one-time, non-refundable, non-creditable sales milestone payments (each, a “Sales Milestone Payment” and together with the Development Milestone Payments and the Commercial Milestone Payments, the “Milestone Payments”) to JCR upon the achievement by Acumen or its Affiliates or Sublicensees of each of the sales-based milestones events set forth in Schedule 7.6 (Sales Milestones) below (each, a “Sales Milestone Event”) with respect to the amount of aggregate annual Net Sales of the applicable Collaboration Product in the Acumen Territory. Acumen will notify JCR in writing of the achievement of a Sales Milestone Event by Acumen or its Affiliates or Sublicensees no later than thirty (30) days after the end of the Calendar Quarter in which such Sales Milestone Payment is payable pursuant to the preceding sentence. Thereafter, JCR will provide Acumen with an invoice for the corresponding Sales Milestone Payment, and Acumen will pay to JCR such Sales Milestone Payment no later than thirty (30) days after receipt of an undisputed invoice from JCR for such Sales Milestone Payment. 7.7. Sublicense Revenue in lieu of Milestone Payments. Notwithstanding the preceding Sections 7.4 (Development Milestone Payments), 7.5 (Commercial Milestone Payments), and 7.6 (Sales Milestone Payments), if Acumen sublicenses Development or Commercialization of a Collaboration Product on a worldwide basis to a Sublicensee in accordance with Section 3.3 (Sublicense), then, in lieu of the Milestone Payments listed above with respect to such Collaboration Product, Acumen will make non- refundable and non-creditable payments to JCR of [***] of the Sublicense Revenue received from the applicable Sublicensee. If Acumen sublicenses Commercialization of a Collaboration Product on a country-by-country basis to a Sublicensee in accordance with Section 3.3 (Sublicense), Acumen will make non-refundable and non- creditable payments to JCR of [***] of the Sublicense Revenue received from the applicable Sublicensee and sales in such country shall not be considered for Commercial Milestone Payments nor added to the calculation for Sales Milestone Payments. Acumen will notify JCR in writing of the receipt of any Sublicense Revenue by Acumen or its Affiliates no later than thirty (30) days after the end of the Calendar

23 Quarter in which such Sublicense Revenue is received. Thereafter, JCR will provide Acumen with an invoice for [***] of the corresponding Sublicense Revenue, and Acumen will pay to JCR such amount no later than thirty (30) days after receipt of an undisputed invoice from JCR for such amount. For the avoidance of doubt, the Parties acknowledge that the aforementioned [***] alternative measure applies only in lieu of Development Milestone Payments, Commercial Milestone Payments and Sales Milestone Payments, and does not negate Acumen’s obligation to pay royalties set forth in Section 7.8 (Royalties). 7.8. Royalties. Subject to the remainder of this Section 7.8 (Royalties), in partial consideration for the rights and licenses granted to Acumen following the date of exercising the Option for the Collaboration Product(s), on a country-by-country and Collaboration Product-by-Collaboration Product basis, during the applicable Royalty Term in a given country in the Acumen Territory, Acumen will pay to JCR the royalties in the amount calculated using the marginal royalty rates (the “Royalty Rates”) set forth in Schedule 7.8 (Marginal Royalty Rates) based on the aggregate annual Net Sales resulting from the sale of the applicable Collaboration Product in the Acumen Territory during a given Calendar Year. Within [***] following the end of each Calendar Quarter following the First Commercial Sale of the applicable Collaboration Product in the Acumen Territory, Acumen will furnish to JCR a written report showing, on a country-by-country basis, (a) the Net Sales of such Collaboration Product, and (b) the calculation of the royalties payable under this Agreement on account of such Net Sales. Following receipt of any such royalty report from Acumen, JCR will provide Acumen with an invoice for the corresponding royalties payable with respect to Net Sales of such Collaboration Product for such Calendar Quarter pursuant to this Section 7.8 (Royalties), and Acumen will pay to JCR any such undisputed royalties within thirty (30) days after receipt of such invoice. 7.8.1. No Valid Claim. Any royalties payable with respect to Net Sales of a Collaboration Product in a given country shall be reduced, on a country-by- country basis, by [***] of the amounts otherwise payable pursuant to this Section 7.8 (Royalties) during the remainder of the applicable Royalty Term for such Collaboration Product following the expiration of the last-to-expire Valid Claim of a JCR Patent Right Covering the composition of matter of such Collaboration Product in such country; provided, however, that this reduction shall not apply for so long as such [***] in a particular market. 7.8.2. Biosimilar Entry. If, with respect to a Collaboration Product on a country- by-country basis, [***] Biosimilar Products of such Collaboration Product are sold in such country, thereafter the royalties payable with respect to Net Sales of such Collaboration Product in such country pursuant to this Section 7.8 (Royalties) shall be reduced by [***] of the royalties otherwise payable pursuant to this Section 7.8 (Royalties). 7.8.3. Anti-Stacking. Acumen shall be entitled, with respect to a Collaboration Product, on a country-by-country and Calendar Quarter-by-Calendar Quarter basis, to credit against the royalties payable upon Net Sales of such Collaboration Product in such country in such Calendar Quarter pursuant to this Section 7.8 (Royalties) an amount equal to [***] of (a) any and all royalties or other payments made by or on behalf of Acumen (or any of its Affiliates or Sublicensees) to Third Parties with respect to any licenses or rights granted under any Patent Rights (or Know-How that is licensed or granted together with such Patent Rights) controlled by Third Parties that are necessary or useful for the Exploitation of such Collaboration Product in such country during such Calendar Quarter, including any such Third Party licenses or other rights

24 entered into by Acumen, and (b) any payments made by Acumen to JCR, JCR’s Affiliates or Third Parties as part of an agreed allocation of payment obligations in accordance with the last sentence of Section 1.37 (“Control” definition). 7.8.4. Limitation of Reduction. Notwithstanding the foregoing, the application of the reductions set forth in Section 7.8.1 (No Valid Claim), Section 7.8.2 (Biosimilar Entry), and Section 7.8.3 (Anti-Stacking) shall not cumulatively reduce the royalties payable to JCR with respect to a Collaboration Product in a given country in the Acumen Territory in a given Calendar Quarter to less than [***] of the royalties that would otherwise be due and payable to JCR with respect to such Collaboration Product in such country during such Calendar Quarter pursuant to this Section 7.8 (Royalties). Any amount that is not so reduced or credited pursuant to Section 7.8.1 (No Valid Claim), Section 7.8.2 (Biosimilar Entry), or Section 7.8.3 (Anti-Stacking) with respect to a Collaboration Product in a given country in a given Calendar Quarter due to the limitation set forth in this Section 7.8.4 (Limitation of Reduction), shall be carried forward for application against royalties payable to JCR with respect to Net Sales of such Collaboration Product in such country in the Acumen Territory in future Calendar Quarters for application as a royalty reduction pursuant to Section 7.8.1 (No Valid Claim), Section 7.8.2 (Biosimilar Entry), or Section 7.8.3 (Anti-Stacking), as applicable, subject in each case to the foregoing [***] floor, until such amount is exhausted. 7.8.5. License Conversion. Following the expiration of the Royalty Term for a particular Collaboration Product in a given country, (a) the License with respect to such Collaboration Product in such country shall convert to fully paid-up, perpetual, irrevocable, and royalty-free license; and (b) the Net Sales of such Collaboration Product in such country shall thereafter be excluded for the purposes of calculating the Net Sales thresholds pursuant to Section 7.6 (Sales Milestone Payments) and Section 7.8 (Royalties). 7.9. Payment Terms. 7.9.1. Manner of Payment. All payments to be made between the Parties under this Agreement will be made in Dollars and may be paid by wire transfer in immediately available funds in accordance with the instructions attached hereto as Schedule 7.9.1 (Wire Instructions). With respect to any amounts owed under this Agreement by Acumen to JCR for which there is no timing specified in this Agreement, Acumen will pay any undisputed amounts within thirty (30) days after receipt of the invoice with supporting documentation, and will pay any disputed amounts owed by Acumen within thirty (30) days of resolution of the Dispute. 7.9.2. Records and Audits. Each Party (the “Audited Party”) will keep books and records in accordance with the applicable Accounting Standards in relation to this Agreement, including, but not limited to, in relation to all JCR Costs incurred by JCR and the Net Sales resulting from the sale of Collaboration Product(s) in the Acumen Territory. The Audited Party will keep such books and records for ten (10) years following the Calendar Year to which they pertain. The other Party (the “Auditing Party”) may, upon reasonable written request, cause an internationally recognized independent accounting firm (the “Auditor”) that is reasonably acceptable to Audited Party to inspect the relevant records of the Audited Party and its Affiliates to verify the payments made by the Audited Party and the related reports, statements, and books of

25 accounts, as applicable. Before beginning its audit, the Auditor will execute an undertaking acceptable to the Audited Party by which the Auditor agrees to keep confidential all information reviewed during the audit. The Audited Party and its Affiliates will make their records available for inspection by the Auditor during regular business hours at such place or places where such records are customarily kept, upon receipt of reasonable advance notice (at least fifteen (15) Business Days prior to a requested audit) from the Auditing Party. The Auditor will review the records solely to verify the accuracy of the research costs incurred by JCR and compliance with the financial terms of this Agreement. Such inspection right will not be exercised more than once in any Calendar Year and no more frequently than once with respect to records covering any specific period of time. In addition, the Auditing Party will only be entitled to audit the books and records of the Audited Party from the [***] Calendar Years prior to the Calendar Year in which the audit request is made. The Auditing Party agrees to hold in strict confidence all information received and all information learned in the course of any audit or inspection, except to the extent necessary to enforce its rights under this Agreement or to the extent required to comply with any Law or judicial order. The Auditor will provide its audit report and basis for any determination to the Audited Party at the time such report is provided to the Auditing Party. In the event that the final result of the inspection reveals an undisputed underpayment or overpayment by the Audited Party, the underpaid or overpaid amount will be settled promptly. The Auditing Party will pay for such inspections, as well as its expenses associated with enforcing its rights with respect to any payments hereunder; provided, however, that in the event of an underpayment of more than [***] of the total payments due hereunder for the audited period, then the fees and expenses charged by the Auditor will be paid the Audited Party. 7.9.3. Currency Exchange. All amounts due to either Party hereunder will be expressed and paid in Dollars. The rate of exchange to be used in computing the amount of currency equivalent in Dollars owed to a Party under this Agreement will be the exchange rate used by such Party in its financial reporting in accordance with its Accounting Standards. 7.9.4. Taxes. (a) Withholding Taxes. The amounts payable pursuant to this Agreement (“Payments”) will not be reduced on account of any Taxes unless required by applicable Law. Acumen will deduct and withhold from the Payments made to JCR any Taxes that it is required by applicable Law to deduct or withhold, (“Withholding Taxes”), and any such amounts deducted or withheld by Acumen will be treated as having been paid to JCR for purposes of this Agreement. Any such Withholding Taxes will be an expense of and borne by JCR. If any such Withholding Tax is assessed against, or paid (but in each case not withheld) by Acumen, then JCR will pay the relevant amount of such Withholding Tax to Acumen. Upon the request of JCR, Acumen will send JCR the proof of payment of such Withholding Taxes by Acumen by ten (10) days prior to the following due date. Notwithstanding the foregoing, if JCR is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, or recovery of, applicable Withholding Tax, then it may deliver to Acumen or the appropriate Governmental Authority the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Acumen of its obligation to withhold tax. If JCR timely delivers to Acumen a validly executed

26 form establishing a reduced rate or exemption from withholding, Acumen will apply the reduced rate of withholding, or not withhold, as the case may be; provided that Acumen is in receipt of evidence, in a form reasonably satisfactory to Acumen, for example JCR’s delivery of all applicable documentation at least two (2) weeks prior to the time that the Payments are due. If, in accordance with the foregoing, Acumen withholds any amount, then it will pay to JCR the balance when due, make timely payment (or cause its agent to make timely payment) to the proper taxing authority of the withheld amount, and send JCR proof of such payment within thirty (30) days following that payment. (b) Tax Cooperation. Each Party will provide the other with reasonable assistance to enable the recovery, as permitted by applicable Law, of Withholding Taxes, VAT, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such Withholding Tax or VAT. (c) No Other Reductions. The amounts payable hereunder will not be reduced on account of any Taxes, unless required by applicable Law. (d) Withholding Reimbursement. Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and agree that if either Party redomiciles, or assigns or sublicenses its rights or obligations under this Agreement (including an assignment of this Agreement as permitted under Section 13.1 (Assignment) of this Agreement), and such action leads to the imposition of Withholding Tax liability or VAT on the other Party that would not have been imposed in the absence of such action or in an increase in such liability above the liability that would have been imposed in the absence of such action, then such Party will increase such payment by the amount necessary to ensure that the other Party receives an amount equal to the amount it would have received had no such action occurred. 7.9.5. Blocked Payments. In the event that, by reason of applicable Law in any country, it becomes impossible or illegal for a Party to transfer, or have transferred on its behalf, payments owed the other Party hereunder, such Party will promptly notify the other Party of the conditions preventing such transfer and such payments will be deposited in local currency in the relevant country to the credit of the other Party in a recognized banking institution designated by the other Party or, if none is designated by the other Party within a period of thirty (30) days, in a recognized banking institution selected by the transferring Party, as the case may be, and identified in a written notice given to the other Party. 7.9.6. Interest Due. Each paying Party will pay the other Party interest on any undisputed payments that are not paid on or before the date such payments are due under this Agreement at the per annum rate of [***] over the then-current prime rate quoted by Citibank in New York City or the maximum rate allowable by applicable Law, whichever is higher.

27 8. CONFIDENTIALITY AND PUBLICATION 8.1. Nondisclosure and Non-Use Obligations. 8.1.1. Confidential Information. The existence and terms of this Agreement are the Confidential Information of each Party, and each Party will be deemed a Receiving Party with respect thereto. Unpublished patent applications or Know-How solely owned by a Party are such Party’s Confidential Information, and any Patent Rights and Know-How jointly owned by the Parties will be deemed both Parties’ Confidential Information, in each case, regardless of which Party is the Disclosing Party. All information exchanged between the Parties regarding the Prosecution and Maintenance, defense, and enforcement of the Patent Rights under Section 11 (Intellectual Property) will be the Confidential Information of the prosecuting Party. The JCR Know-How will be Confidential Information of JCR. All information disclosed by a Party as Confidential Information under the Confidential Disclosure Agreement between the Parties dated January 29, 2024, and the MTA shall be deemed Confidential Information of that Party pursuant to this Agreement. During the Term, the Receiving Party will use at least the same degree of care to protect the secrecy of the Confidential Information of the Disclosing Party that it uses to prevent the disclosure of its own other confidential information of similar importance and in any event no less than a reasonable duty of care. 8.1.2. Non-Disclosure and Non-Use. Except as otherwise expressly set forth herein, the Receiving Party will, during the Term and for a period of [***] years thereafter, keep the Confidential Information of the Disclosing Party confidential using at least the same degree of care with which the Receiving Party holds its own Confidential Information of a similar nature (but in no event less than a reasonable degree of care) and will not (a) disclose such Confidential Information to any Person without the prior written approval of the Disclosing Party, except, solely to the extent necessary to exercise its rights or perform its obligations under this Agreement, to its directors, officers, employees, Affiliates, Sublicensees, and Subcontractors, consultants, attorneys, certified public accountants, or agents who have a need to know such Confidential Information, all of whom will be similarly bound by confidentiality, non-disclosure, and non-use provisions at least as restrictive or protective of the Parties as those set forth in this Agreement and for whom the Disclosing Party will be responsible; or (b) use such Confidential Information for any purpose other than for the purposes contemplated by this Agreement. The Receiving Party will use diligent efforts to cause the foregoing Persons to comply with the restrictions on use and disclosure set forth in this Section 8.1.2 (Non-Disclosure and Non-Use) and will be responsible for ensuring that such Persons maintain the Disclosing Party’s Confidential Information in accordance with this Section 8 (Confidentiality and Publication). Each Party will promptly notify the other Party of any misuse or unauthorized disclosure of the other Party’s Confidential Information. 8.1.3. Permitted Disclosures. Notwithstanding the obligations of confidentiality and non-use set forth above, a Receiving Party may provide Confidential Information disclosed to it, and disclose the existence and terms of this Agreement: (a) in connection with (i) the Prosecution and Maintenance of JCR Patent Rights or Collaboration Patent Rights, in each case, as contemplated by this Agreement, or (ii) Regulatory Submissions and other filings

28 with Governmental Authorities (including Regulatory Authorities), as necessary for Exploit the Collaboration Product(s); (b) disclosure of the existence and applicable terms of this Agreement and the status and results of the Development and/or the Commercialization, as applicable, of Collaboration Product(s) to actual or bona fide potential investors, acquirors, Sublicensees, lenders, and other financial or commercial partners (including in connection with any royalty factoring transaction), and their respective attorneys, accountants, banks, investors, and advisors, solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition, sublicense, debt transaction, or collaboration; provided that, in each such case, (i) such Persons are bound by obligations of confidentiality, non-disclosure, and non-use provisions at least as restrictive or protective of the Parties as those set forth in this Agreement or otherwise customary for such type and scope of disclosure, (ii) that any such disclosure is limited to the maximum extent practicable for the particular context in which it is being disclosed, and (iii) that the term of such confidentiality obligation must be consistent with industry standards, but in all cases at least ten (10) years; (c) if required by applicable Law, rule, or governmental regulation, including as may be required in connection with any filings made with, or by the disclosure policies of a major stock exchange (as set forth in additional detail in Section 8.1.4 (Confidential Treatment)); provided that the Party seeking to disclose the Confidential Information of the other Party: (i) use reasonable efforts to inform the other Party prior to making any such disclosures and cooperate with the other Party in seeking a protective order or other appropriate remedy (including redaction), (ii) whenever possible, request confidential treatment of such information, and (iii) comply with the requirements of Section 8.1.4 (Confidential Treatment) with respect to such disclosure; (d) to prosecute or defend litigation so long as there is reasonable prior written notice (to the extent possible) given by the Receiving Party before any such disclosure, and to enforce Patent Rights in connection with the Receiving Party’s rights and obligations pursuant to this Agreement; and (e) to allow the Receiving Party to exercise its rights and perform its obligations hereunder; provided that such disclosure is covered by terms of confidentiality and non-use at least as restrictive as those set forth herein. If and whenever any Confidential Information is disclosed in accordance with this Section 8.1.3 (Permitted Disclosures), such disclosure will not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Agreement). 8.1.4. Confidential Treatment. (a) Notwithstanding any provision to the contrary set forth in this Agreement, if a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 8.1.3(c)

29 (Permitted Disclosure), then it will, to the extent not prohibited by applicable Law or judicial or administrative process, give reasonable advance notice to the other Party of such proposed disclosure and use reasonable efforts to secure confidential treatment of such information and will only disclose that portion of Confidential Information that is legally required to be disclosed as advised by its legal counsel. In any event, each Party agrees to take reasonable action to avoid any disclosure of Confidential Information of the other Party hereunder. (b) In addition, the Parties acknowledge that either or both Parties may be obligated to file a copy of (or otherwise disclose) this Agreement (or portions of this Agreement or an abstract of the terms of this Agreement) with the United States Securities and Exchange Commission (“SEC”) or other Governmental Authorities. Each Party will be entitled to make such a required filing; provided that such Party has (a) provided copies of the disclosure to the other Party reasonably in advance under the circumstances of such disclosure; (b) promptly notified the other Party in writing of such requirement and any respective timing constraints; and (c) given the other Party reasonable time under the circumstances from the date of provision of copies of such disclosure to comment upon and request confidential treatment for such disclosure. Notwithstanding the foregoing, if a Party seeks to make a disclosure pursuant to this Section 8.1.4(b) and the other Party provides comments in accordance with this Section 8.1.4(b), then the Party seeking to make such disclosure or its counsel, as the case may be, will incorporate such comments to the extent legally permissible. Each Party will be responsible for its own legal and other external costs in connection with any such filing, registration, or notification. 8.2. Publication and Publicity. 8.2.1. Publicity. Except as set forth in Section 8.1 (Nondisclosure and Non-Use Obligations) or this Section 8.1.2 (Publication and Publicity), the terms of this Agreement may not be disclosed by either Party. Neither Party will use the name, trademark, trade name, or logo of the other Party or its employees in any publicity, news release or disclosure relating to this Agreement, its subject matter, or the activities of the Parties hereunder, in each case, without the prior express written permission of the other Party, except (a) as may be required by applicable Law (as determined based on the advice of outside counsel), including by the rules or regulations of the SEC or similar regulatory agency in any country other than the United States or of any stock exchange or listing entity; provided that the Party making such disclosure or use of the name, trademark, trade name, or logo of the other Party or its employees gives the other Party reasonable prior written notice of such disclosure and otherwise complies with Section 8.1.3 (Permitted Disclosures) and Section 8.1.4 (Confidential Treatment); or (b) as expressly permitted by the terms hereof. 8.2.2. Press Release. The Parties have agreed that each Party will issue an initial press release promptly after the Effective Date. Following such initial press releases, except as provided in Section 8.1.4 (Confidential Treatment), Section 8.2.1 (Publicity), or this Section 8.2.1 (Press Release), neither Party will issue any press release or public announcement or disclosure relating to this Agreement without the prior written approval of the other Party. Notwithstanding the foregoing, either Party may (a) once a press release or other public statement is issued in accordance with this Agreement, make

30 subsequent public disclosure of the information contained in such press release or other written statement (so long as such information remains true and correct); and (b) issue a press release or public announcement as required by applicable Law (including a press release corresponding to any securities disclosure, such as pursuant to a Form 8-K, or any earnings or financial press release), including by the rules or regulations of the SEC or similar regulatory agency in a country other than the United States or of any stock exchange or listing entity; provided that the Party issuing such press release gives reasonable prior notice to the other Party of and the opportunity to comment on the press release or public announcement, and otherwise complies with this Section 8 (Confidentiality and Publication). 8.2.3. Scientific Publications. If Acumen plans to make any publication or public disclosure related to any Collaboration Product, Acumen shall provide a copy of such publication or public disclosure to JCR at least [***] in advance of the [***] (to the extent reasonably possible), and JCR shall have the right to request (a) removal of its Confidential Information from such publication or public disclosure, or (b) a reasonable delay in publication or disclosure in order to protect patentable information, in each case, within [***] of receipt of such copy from Acumen. Acumen shall, upon such request, remove such Confidential Information from such planned publication or public disclosure prior to submission of such publication or public disclosure, or delay submission of such publication or public disclosure to allow JCR to seek patent protection, as applicable; provided that Acumen shall not be required to delay submission of such publication or public disclosure for more than [***] following its provision of the proposed publication or public disclosure to JCR. Without limiting the foregoing, Acumen shall take into good faith consideration any additional comments on any proposed publication or public disclosure that are timely provided by JCR in writing. JCR shall not make any publications or public disclosures related to any Collaboration Product without Acumen’s prior written consent. 9. REPRESENTATIONS, WARRANTIES AND COVENANTS 9.1. Mutual Representations and Warranties as of the Effective Date. Each Party represents and warrants to the other Party, as of the Effective Date, that: 9.1.1. such Party is a corporation duly organized, validly existing, and in good standing under the Laws of its jurisdiction of incorporation or formation; 9.1.2. such Party has all requisite corporate power and corporate authority to enter into this Agreement and to carry out its obligations under this Agreement; 9.1.3. all requisite corporate action on the part of such Party, its directors and stockholders required by applicable Law for the authorization, execution, and delivery by such Party of this Agreement, and the performance of all obligations of such Party under this Agreement, has been taken; 9.1.4. the execution, delivery, and performance of this Agreement, and compliance with the provisions of this Agreement, by such Party do not and will not: (a) violate any provision of applicable Law or any ruling, writ, injunction, order, permit, judgment, or decree of any Governmental Authority, (b) constitute a breach of, or default under (or an event that, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement, or

31 instrument, whether written or oral, by which such Party or any of its assets are bound, or (c) violate or conflict with any of the provisions of such Party’s organizational documents (including any articles or memoranda of organization or association, charter, bylaws, or similar documents); and 9.1.5. no consent, approval, authorization, or other order of, or filing with, or notice to, any Governmental Authority or other Third Party is required to be obtained or made by such Party in connection with the authorization, execution, and delivery by such Party of this Agreement. 9.2. Representations and Warranties by JCR. JCR represents and warrants to Acumen, as of the Effective Date that: 9.2.1. JCR Patent Rights. Schedule 9.2.1 (JCR Patent Rights) sets forth a complete and accurate list of all JCR Patent Rights issued or pending as of the Effective Date and are all the JCR Patent Rights necessary to grant to Acumen the right to Exploit the Collaboration Product(s) in the Acumen Territory. 9.2.2. JCR Technology. JCR has and will maintain for the entire Term of this Agreement (a) legal or beneficial title and sole ownership of all JCR Technology, free and clear of all mortgages, pledges, liens, encumbrances, or claims of any kind, including claims by any Governmental Authority or academic or non-profit institution; and (b) authority to grant to Acumen and its Affiliates the options and licenses set forth in this Agreement under the JCR Technology. JCR has not misappropriated or infringed any intellectual property of a Third Party in connection with developing the JCR Technology. 9.2.3. Control. JCR or its Affiliates Controls and will maintain Control of during the Term of this Agreement all JCR Technology owned by JCR or its Affiliate as of the Effective Date that is necessary to grant to Acumen the right to Exploit the Collaboration Product(s) in the Acumen Territory; provided, however, that this obligation shall not apply when JCR lacks reasonable grounds to maintain the JCR Patent Rights. Neither JCR nor its Affiliates owns nor holds rights to any Patent Rights or Know-How that would otherwise qualify as JCR Technology if it were not for the fact that JCR does not Control such Patent Right or Know-How. 9.2.4. Ownership of JCR Technology. With respect to any JCR Technology owned or purported to be owned by JCR, (a) JCR and its Affiliates have obtained from all employees and independent contractors who participated in the invention or authorship thereof, assignments of all ownership rights of such employees and independent contractors in such JCR Technology, either pursuant to written agreement or by operation of Law; (b) all of its employees, officers, contractors, and consultants have executed agreements or have existing obligations under applicable Law requiring assignment to JCR or its Affiliate, as applicable, of all rights, title, and interests in and to inventions made during the course of and as the result of this Agreement including: (i) promptly reporting any invention, discovery, or other Intellectual Property Right, (ii) presently assigning to the applicable Party or Affiliate all of his or her right, title, and interest in and to any invention, discovery, or other intellectual property, (iii) cooperating in the preparation, filing, prosecution, maintenance, and enforcement of any patent and patent application, and (iv) performing all acts and signing, executing, acknowledging, and delivering any and all documents required for effecting the obligations and purposes of this Agreement; (c) no officer or employee of JCR or its Affiliate is subject to any

32 agreement with any other Third Party that requires such officer or employee to assign any interest in any JCR Technology to any Third Party; and (d) except as otherwise noted on Schedule 9.2.1 (JCR Patent Rights), JCR exclusively owns all rights, title, and interests in and to the JCR Patent Rights, and where JCR does not exclusively own any such Patent Right, Schedule 9.2.1 (JCR Patent Rights) identifies the Third Party that Controls such Patent Rights and the agreement pursuant to which JCR has the right to grant or purport to grant all rights and licenses (or sublicenses, as the case may be) related to such Patent Rights Controlled by Third Parties to Acumen under this Agreement. The JCR Patent Rights are being diligently prosecuted in the respective Patent Offices in accordance with applicable Law and JCR and its Affiliates have presented all references, documents, or information for which it and the inventors had a duty to disclose under the applicable Law, including 37 C.F.R. 1.56, or its foreign equivalent, to the relevant patent examiners at the relevant Patent Offices for each JCR Patent Right. 9.2.5. Completeness. Schedule 9.2.1 (JCR Patent Rights) includes a list as of the Effective Date, in all respects, of all JCR Patent Rights. (a) No additional rights or licenses are required under the JCR Technology for Acumen to Develop, Manufacture, Commercialize, or otherwise Exploit the Collaboration Product(s) as contemplated herein after exercise of the Option other than those granted under Section 3 (Option and License) (or that would be granted upon exercise of the Option). (b) Neither JCR nor any of its Affiliates has previously entered into any agreement, whether written or oral, with respect to or otherwise assigned, transferred, licensed, conveyed, or otherwise encumbered its entire right, title, or interest in or to (a) the JCR Technology or, with respect to any representations and warranties made after the Effective Date (including by granting any covenant not to sue with respect thereto) for the Collaboration Product(s); or (b) any Patent Right or other intellectual property or proprietary right that would be JCR Technology, but for such assignment, transfer, license, conveyance or encumbrance, in each case (of (a) and (b)), that is inconsistent with or otherwise diminish the rights and licenses granted to Acumen under this Agreement. 9.2.6. Validity and Enforceability. With respect to JCR Patent Rights, there are no oppositions, nullity actions, interferences, inter partes reexaminations, inter partes reviews, post-grant reviews, derivation proceedings, or other proceedings pending or threatened in writing (but excluding submissions by Third Parties in applications, office actions, or similar communications issued by the United States Patent and Trademark Office or any analogous foreign Governmental Authority (collectively, “Patent Offices”) in the ordinary course of Prosecution and Maintenance of any patent application) that challenge the ownership, scope, duration, validity, enforceability, priority, maintenance, prosecution, or right to use the JCR Patent Rights owned or purported to be owned by JCR or its Affiliates and, to JCR’s knowledge, the filing, prosecution, and maintenance of all other JCR Patent Rights have been in compliance in all material respects with all applicable Laws with respect thereto. JCR is not aware of any fact or circumstance that would cause JCR to reasonably conclude that any claim of any of the JCR Patent Rights is, or will be upon issuance, invalid or unenforceable.

33 9.2.7. Inventorship. The inventorship of each JCR Patent Right is properly identified on each patent and patent application. JCR has no knowledge, to the knowledge of the JCR after due inquiry, of any disputes with respect to inventorship of any JCR Patent Rights and/or there are no activities by Third Parties that would constitute misappropriation, revocation, refusal, or infringement of the JCR Patent Rights. 9.2.8. Good Standing. All official fees, maintenance fees, and annuities for any pending or issued JCR Patent Rights have been paid when due, and all administrative procedures with Governmental Authorities have been completed for such JCR Patent Rights such that such Patent Rights are subsisting and in good standing. 9.2.9. Duty of Disclosure. All JCR Patent Rights have been duly and properly filed and maintained and the inventors thereof and parties prosecuting such applications have complied in all material respects with their duty of candor and disclosure to the U.S. Patent and Trademark Office and other foreign Patent Offices in connection with such applications. 9.2.10. No Claims. There are (a) no claims, judgments, or settlements against or owed by JCR or its Affiliates; and (b) no pending or, to JCR’s knowledge after reasonable inquires, threatened claims, or litigation, in each case ((a) and (b)), related to the JCR Technology. 9.2.11. Notice of Infringement or Misappropriation. The conception, development, and reduction to practice of any of the JCR Technology have not constituted or involved the misappropriation of trade secrets or other rights or property of any Third Party. 9.2.12. Third Party Technology. To JCR’s knowledge after reasonable inquires, the performance of the Exploitation under this Agreement does not and will not infringe, misappropriate, or otherwise violate any intellectual property of any Third Party. 9.2.13. Third Party Infringement. To JCR’s knowledge after reasonable inquires, no Third Party is infringing, misappropriating, or otherwise violating, or threatening to infringe, misappropriate, or otherwise violate the JCR Technology. 9.2.14. Confidentiality of Trade Secrets. JCR and its Affiliates have taken commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality, and value of all JCR Know-How that constitutes trade secrets under applicable Law (including requiring all employees, consultants, and independent contractors to execute binding and enforceable agreements requiring all such employees, consultants, and independent contractors to maintain the confidentiality of such JCR Know-How) and to JCR’s knowledge after reasonable inquires, such JCR Know-How has not been used, disclosed to, or discovered by any Third Party except pursuant to such confidentiality agreements and there has not been a breach by any party to such confidentiality agreements. 9.2.15. No Default. No written notice of default or termination has been received or given under any agreement pursuant to which JCR Controls any JCR Technology and there is no act or omission by JCR or its Affiliates that would provide a right to terminate any such agreement.

34 9.3. Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY WITH RESPECT TO ANY PATENTS, KNOW-HOW, MATERIALS, COMPOUND, PRODUCT, GOODS, SERVICES, RIGHTS, OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING. EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE EXPLOITATION OF ANY PRODUCT PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL. 9.4. Certain Covenants. 9.4.1. Compliance. Each Party will conduct its activities under this Agreement in a good scientific manner and materially in accordance with all applicable Laws, including, as applicable, GLP or regulations of any Governmental Authority with jurisdiction over the activities performed by or on behalf of such Party or its Affiliates. 9.4.2. No Debarment. Each Party will not use and will not permit its Affiliates to use, in any capacity in connection with the performance of its obligations under this Agreement, any Person that has been debarred pursuant to Section 306 of the FD&C Act, as amended, or that is the subject of a conviction described in such section. Each Party (the debarred Party) agrees to inform the other Party in writing immediately if it or any Person that is performing activities under this Agreement is debarred or is subject to debarment or is the subject of a conviction described in Section 306 of the FD&C Act, or if any action, suit, claim, investigation, or legal or administrative proceeding (a) has been filed and is pending, or (b) is threatened in writing relating to the debarment or conviction of the debarred Party or, to its’s knowledge, any Person or entity used in any capacity by the debarred Party or any of its Affiliates with respect to this Agreement or the performance of its other obligations under this Agreement. The debarred Party will use reasonable efforts to include in any agreement with any Person or entity used in any capacity by the debarred Party or any of its Affiliates with respect to this Agreement or the performance of its other obligations under this Agreement an obligation to provide notice to the debarred Party of the matters described in this Section 9.4.2 (No Debarment). 10. INDEMNIFICATION; LIMITATION OF LIABILITY; INSURANCE 10.1. Indemnification by JCR. JCR will indemnify, hold harmless, and defend Acumen, its Affiliates, and their respective directors, officers, employees, and agents (“Acumen Indemnitees”) from and against any and all losses, liabilities, damages, costs, taxes (including penalties and interest) fees, and expenses (including reasonable attorneys’ fees and litigation expenses) (collectively, “Losses”) resulting from any claims, suits, proceedings, or causes of action brought by a Third Party (collectively, “Claims”) against such Acumen Indemnitees to the extent arising out of or resulting from: 10.1.1. any breach of, or inaccuracy in, any representation or warranty made by JCR in this Agreement, or any breach or violation of any covenant or agreement of JCR in this Agreement; and

35 10.1.2. the gross negligence or willful misconduct by or of JCR or any of its Affiliates, or any of their respective directors, officers, employees, or agents in the performance of JCR’s obligations or exercise of its rights under this Agreement. Notwithstanding the foregoing, JCR will have no obligation to indemnify the Acumen Indemnitees to the extent that the Losses arise out of or result from matters described under Section 10.2.1 or 10.2.2 (Indemnification by Acumen). 10.2. Indemnification by Acumen. Acumen will indemnify, hold harmless, and defend JCR, its Affiliates and licensees and their respective directors, officers, employees, and agents (“JCR Indemnitees”) from and against any and all Losses resulting from any Claims against such JCR Indemnitees to the extent arising out of or resulting from: 10.2.1. any breach of, or inaccuracy in, any representation or warranty made by Acumen in this Agreement, or any breach or violation of any covenant or agreement of Acumen in this Agreement; and 10.2.2. the gross negligence or willful misconduct by or of Acumen or any of its Affiliates or Sublicensees, or any of their respective directors, officers, employees, or agents in the performance of Acumen’s obligations or exercise of its rights under this Agreement. Notwithstanding the foregoing, Acumen will have no obligation to indemnify the JCR Indemnitees to the extent that the Losses arise out of or result from matters described under Section 10.1.1 or 10.1.2 (Indemnification by JCR). 10.3. Indemnification Procedure. 10.3.1. Notice. The Party entitled to indemnification under this Section 10 (Indemnification; Limitation of Liability; Insurance) (an “Indemnified Party”) will notify the Party responsible for such indemnification (the “Indemnifying Party”) in writing promptly upon being notified of or having knowledge of any Claim or Claims asserted or threatened against the Indemnified Party that could give rise to a right of indemnification under this Agreement; provided that the failure to give such notice will not relieve the Indemnifying Party of its indemnity obligation hereunder except to the extent that such failure materially prejudices the Indemnifying Party. 10.3.2. Indemnifying Party’s Right to Defend. The Indemnifying Party will have the right to defend, at its sole cost and expense, any such Claim by all appropriate proceedings; provided that the Indemnifying Party may not enter into any compromise or settlement unless (a) such compromise or settlement imposes only a monetary obligation on the Indemnifying Party and which includes as an unconditional term thereof the giving by each claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such Claim; or (b) the Indemnified Party consents to such compromise or settlement, which consent will not be unreasonably withheld, conditioned, or delayed, unless such compromise or settlement involves (i) any admission of legal wrongdoing by the Indemnified Party, (ii) any payment by the Indemnified Party that is not indemnified under this Agreement, or (iii) the imposition of any equitable relief against the Indemnified Party (in which case, (i) through (iii), the Indemnified Party may withhold its consent to such settlement in its sole discretion).

36 10.3.3. Indemnified Party’s Right to Defend. If the Indemnifying Party does not elect to assume control of the defense of a Claim, then the Indemnified Party will have the right, at the expense of the Indemnifying Party, upon at least ten (10) Business Days’ prior written notice to the Indemnifying Party of its intent to do so, to undertake the defense of such Claim for the account of the Indemnifying Party (with counsel reasonably selected by the Indemnified Party); provided that the Indemnified Party will keep the Indemnifying Party apprised of all material developments with respect to such Claim. The Indemnified Party may not enter into any compromise or settlement without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned, or delayed. 10.3.4. Cooperation. Subject to Section 10.3.3 (Indemnified Party’s Right to Defend), the Indemnified Party will cooperate with the Indemnifying Party and may participate in, but not control, any defense or settlement of any Claim controlled by the Indemnifying Party pursuant to this Section 10.3 (Indemnification Procedure) and will bear its own costs and expenses with respect to such participation; provided that the Indemnifying Party will bear such costs and expenses if counsel for the Indemnifying Party reasonably determines that such counsel may not properly represent both the Indemnifying Party and the Indemnified Party. 10.4. Limitation of Liability. NEITHER PARTY WILL BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT, OR THE EXERCISE OF ITS RIGHTS OR THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, OR ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT OR LOST PROFITS, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT FOR DAMAGES THAT ARISE AS A RESULT OF (A) A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (B) A BREACH OF SECTION 8 (CONFIDENTIALITY AND PUBLICATION). NOTHING IN THIS SECTION 10.4 (LIMITATION OF LIABILITY) IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER THIS AGREEMENT. 11. INTELLECTUAL PROPERTY 11.1. Inventions. 11.1.1. Inventorship. Inventorship of Collaboration Know-How will be determined in accordance with United States patent Laws for determining inventorship. 11.1.2. Ownership. Acumen shall solely own any and all Collaboration Technology, whether or not patented or patentable. JCR will, and does hereby, assign, and will cause its Affiliates to so assign, to Acumen, without additional consideration, such right, title, and interest in and to the Collaboration Technology, as is necessary to fully effect, as applicable, the sole ownership specified in this Section 11.1.2 (Ownership). JCR shall solely own any and all Licensed Improvement IP, whether or not patented or patentable. Acumen will, and does hereby, assign, and will cause its Affiliates to so assign, to JCR, without additional consideration, such right, title, and interest in and to the Licensed Improvement IP, as is necessary to fully effect, as applicable, the sole ownership specified in this Section 11.1.2 (Ownership).

37 11.1.3. Disclosure. Each Party will disclose to the other Party all invention disclosures or other similar documents relating to Collaboration Know-How developed or invented by or on behalf of such Party hereunder during the Term and all invention disclosures or other similar documents submitted to such Party by its or its Affiliates’ employees, agents, or independent contractors relating to such Collaboration Know-How, and will also respond promptly to reasonable requests from the other Party for additional information relating to such disclosures, documents or applications. 11.1.4. Personnel Obligations. Each employee, agent, or independent contractor of a Party or its respective Affiliates performing work under this Agreement will, prior to commencing such work, be bound by written invention assignment obligations, including: (a) promptly reporting any invention, discovery, or other Intellectual Property Right; (b) presently assigning to the applicable Party or Affiliate all of his or her right, title, and interest in and to any invention, discovery, or other intellectual property; (c) cooperating in the Prosecution and Maintenance, defense, and enforcement of any patent and patent application; and (d) performing all acts and signing, executing, acknowledging, and delivering any and all documents required for effecting the obligations and purposes of this Agreement. It is understood and agreed that such invention assignment agreement need not reference or be specific to this Agreement. Each Party will be solely responsible for any payments to inventors with an obligation to assign, or who do assign, their rights, title, and interests in and to any Collaboration Know-How and Collaboration Patent Rights to such Party. JCR will be solely responsible for payments to inventors of any other JCR Patent Rights. 11.1.5. Right to Prosecute Patent Rights. JCR will Prosecute and Maintain the JCR Patent Rights at its sole discretion and sole cost. 11.1.6. Collaboration Patent Rights. Acumen will Prosecute and Maintain the Collaboration Patent Rights at its sole discretion and sole cost. JCR will cooperate reasonably in connection with Acumen’s Prosecution and Maintenance of the Collaboration Patent Rights. If Acumen decides not to prosecute certain Collaboration Patent Rights, then JCR will have the right to prosecute such rights at its sole discretion and costs. In such a case Acumen will cooperate with the procedures to the extent that Acumen deems such cooperation to be reasonable. 11.2. Third Party Infringement and Defense. The Parties will conduct the enforcement and defense of the applicable Patent Rights including the Background Technology and/or the Collaboration Technology in accordance with this Section 11.2 (Third Party Infringement and Defense). 11.2.1. Notification. Each Party will promptly notify the other Party in writing of any existing, alleged, or threatened infringement, misappropriation, or other violation of the JCR Patent Rights, or Collaboration Patent Rights in the Field in the Acumen Territory of which it becomes aware, and will provide all information in such Party’s possession or Control demonstrating such infringement. 11.2.2. Infringement Actions. Each Party will promptly notify the other Party in writing of any alleged or threatened infringement by any Third Party of (a) the JCR Technology and/or Acumen Technology, to the extent reasonably related to the Collaboration Product(s), and (b) the Collaboration Technology.

38 11.2.3. Acumen’s Right. Acumen will have the right, but not the obligation, to bring an appropriate suit or other action against any existing, alleged, or threatened infringement of the Acumen Technology or the Collaboration Technology. Acumen will defend or hold harmless JCR from any claim, suit, or other action against Acumen Technology by any Third Parties. All activities conducted by Acumen under this Section 11.2.3 (Acumen’s Right) shall be carried out at Acumen’s sole discretion with Acumen bearing all costs therefor. 11.2.4. JCR’s Right. JCR will have the right, but not the obligation, to bring an appropriate suit or other action against any existing, alleged, or threatened infringement of the JCR Technology. JCR will defend or hold harmless Acumen from any claim, suit, or other action against JCR Technology by any Third Parties. All activities conducted by JCR under this Section 11.2.4 (JCR’s Right) shall be carried out at JCR’s sole discretion with JCR bearing all costs therefor. 11.2.5. Cooperation. Each Party will provide to the Party enforcing any such rights under this Section 11.2.2 (Infringement Actions) reasonable assistance in such enforcement to the extent such enforcement is reasonably related to any activity conducted under this Agreement or the Collaboration Product(s), at such enforcing Party’s request and expense, including joining such action as a party plaintiff if required by applicable Law to pursue such action or providing the enforcing Party any reasonably requested documentation or other materials. The enforcing Party will keep the other Party regularly informed of the status and progress of such enforcement efforts, including providing the other Party a reasonably opportunity to comment on the enforcing Party’s determination of litigation strategy and the filing of documents to the competent court and the enforcing Party will consider such comments in good faith. 12. TERM AND TERMINATION 12.1. Term. This Agreement will be effective as of the Effective Date and, unless terminated earlier, will continue in full force and effect until, on a Collaboration Product-by- Collaboration Product and country-by-country basis, the expiration the Royalty Term for such Collaboration Product in such country (the “Term”); provided, however, that if Acumen has not exercised the Option within the period set forth in Section 3.1 (Exercise of Option by Acumen and License Grant by JCR), then, the Term will automatically expire on the day following the expiration of the deadline for Acumen’s required action as stipulated in the Section 3.1 (Exercise of Option by Acumen and License Grant by JCR). 12.2. Termination for Bankruptcy. Either Party may terminate this Agreement in its entirety upon providing written notice to the other Party on or after the time that such other Party makes a general assignment for the benefit of creditors, files an insolvency petition in bankruptcy, petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets, commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation, or any other similar proceeding for the release of financially distressed debtors, or becomes a party to any proceeding or action of the type described above, and such proceeding or action remains un-dismissed or un-stayed for a period of more than sixty (60) days. In the case of any involuntary bankruptcy proceeding, such right to terminate will only become effective if the Party subject to such involuntary bankruptcy proceeding consents to the involuntary bankruptcy or such proceeding is not dismissed within sixty (60) days after the filing thereof. All rights, powers, and remedies provided

39 in this Section 12.2 (Termination for Bankruptcy) are in addition to and not in substitution for any other rights, powers, and remedies now or hereafter existing at law or in equity (including the U.S. Bankruptcy Code) in the event of the commencement of a case under the U.S. Bankruptcy Code. 12.3. Termination for Convenience by Acumen. Acumen may terminate this Agreement for convenience upon providing JCR with at least [***] prior written notice of its intention to terminate. 12.4. Termination for Material Breach. 12.4.1. Material Breach. Either Party (the “Non-Breaching Party”) may terminate this Agreement in its entirety or its part in the event the Breaching Party has materially breached this Agreement subject to the notice, Cure Period, and dispute resolution procedures set forth in this Section 12.4 (Termination for Material Breach). 12.4.2. Process for Termination. If a Party materially breaches its obligations under this Agreement, then the Non-Breaching Party may give written notice to the Breaching Party identifying such alleged material breach in sufficient detail to put the Breaching Party on notice of such material breach, and the Breaching Party will cure such material breach within [***] after delivery of such notice (the “Cure Period”). Any termination of this Agreement pursuant to this Section 12.4.2 (Process for Termination) will become effective at the end of the Cure Period, unless the Breaching Party has cured any such material breach prior to the expiration of such Cure Period or, if such material breach is not susceptible to cure within the Cure Period, then the Cure Period will be extended so long as (a) the Breaching Party has provided to the Non-Breaching Party a written plan that is reasonably calculated to effect a cure of such material breach within the original Cure Period; (b) such plan is accepted by the Non-Breaching Party (such acceptance not to be unreasonably withheld, conditioned, or delayed); and (c) the Breaching Party commits to and diligently carries out such plan as provided to the Non-Breaching Party; provided that in no event will the Cure Period be extended to more than a total of [***]. The right of either Party to terminate this Agreement as provided in this Section 12.4.2 (Process for Termination) will not be affected in any way by such Party’s waiver of or failure to take action with respect to any previous breach under this Agreement. 12.4.3. Disputes Regarding Material Breach. If the Parties reasonably and in good faith disagree as to whether there has been a material breach of this Agreement, then the Breaching Party that disputes whether there has been a material breach may contest the allegation in accordance with Section 13.3 (Dispute Resolution), and the Cure Period will toll upon the initiation of such dispute resolution procedures. If, as a result of such dispute resolution process, it is determined pursuant to Section 13.3 (Dispute Resolution) that the Breaching Party committed a material breach of this Agreement, then the Cure Period will resume and if the Breaching Party does not cure such material breach within the remainder of the Cure Period (as such Cure Period may be extended pursuant to Section 12.4.2 (Process for Termination) above), then this Agreement will terminate effective as of the expiration of such Cure Period. This Agreement will remain in full force and effect during the pendency of any such dispute resolution proceeding and the Cure Period. Any such dispute resolution proceeding will not suspend any obligations of either Party hereunder, and each Party will use commercially reasonable efforts to mitigate

40 any damage. Any payments that are made by one (1) Party to the other Party pursuant to this Agreement pending resolution of the Dispute will be promptly refunded if it is determined pursuant to Section 13.3 (Dispute Resolution) that such payments are to be refunded by one (1) Party to the other Party. If, as a result of such dispute resolution proceeding, it is determined that the Breaching Party did not commit such material breach (or such material breach was cured in accordance with this Section 12.3 (Termination for Material Breach)), then no termination of this Agreement will be effective, and this Agreement will continue in full force and effect. 12.5. Acumen Change of Control. Notwithstanding anything to the contrary set forth herein, in the event of a Change of Control of Acumen, Acumen shall provide written notice to JCR of such Change of Control within [***] following the consummation of such Change of Control; and, then, if the consummation of such Change of Control occurs prior to the First Commercial Sale of the first Collaboration Product and such Acquiring Party is a [***], JCR shall have the right to require, by delivery of written notice to Acumen, the Acquiring Party to comply with either or both of the following (in either case, at JCR’s sole election) during the remainder of the Term: (a) [***] (b) without JCR’s prior written consent (not to be unreasonably withheld, conditioned, or delayed), the Acquiring Party and its Affiliates shall not permit Acumen to (i) grant any sublicense under any JCR Technology, Collaboration Technology, or any other Confidential Information of JCR to any Acquiring Party, or (ii) perform any activities of Acumen or any of its other obligations or exercise any of its rights under this Agreement through [***]. Further, upon the request of the Acquiring Party, JCR agrees to discuss, in good faith, the grant to the Acquiring Party of an exclusive license for a certain target material if such license is still available at the time of such request; provided, however, that such grant shall be in JCR’s sole discretion and nothing herein shall prevent JCR from negotiating with Third Parties regarding such license. 12.6. Termination for Breach of Acumen Efforts. [***]. 12.7. Effects of Termination. Upon termination (but not expiration) of this Agreement, in addition to the other rights and remedies that may be available to either of the Parties under this Agreement, the following will apply: 12.7.1. Return of Confidential Information. As soon as reasonably practicable after the effective date of termination of this Agreement, each Party will promptly destroy (and certify such destruction in writing) or return to the other Party all of such other Party’s Confidential Information, except that such Party will have the right to retain a copy of tangible Confidential Information of such other Party for legal archival purposes only; provided that such Party may also retain such additional copies of or any computer records or files containing such Confidential Information that have been created solely by such other Party’s archiving and back-up procedures, to the extent created and retained in a manner consistent with such other Party’s standard archiving and back-up procedures, but not for any other use or purpose. 12.7.2. Effect of Termination due to Acumen’s Reason. Upon termination of this Agreement (a) by JCR under Section 12.2 (Bankruptcy); (b) by Acumen under

41 Section 12.3 (Termination for Convenience by Acumen); (c) by JCR due to Acumen’s material breach as described in Section 12.4 (Termination for Material Breach), subject to Section 12.4.3 (Disputes Regarding Material Breach); or (d) by JCR under Section 12.6 (Termination for Breach of Acumen’s Efforts), Acumen will grant to JCR a license under Reversion IP to Develop, Commercialize, and otherwise Exploit the Collaboration Product(s) by itself and/or with or through its licensees in consideration for payment to Acumen of a royalty of [***] of Net Sales (as applied mutatis mutandis to sales by JCR and/or its licensees) of such Collaboration Product(s). The license will not include any other right or license, including any right or license to exploit the Background Technology of Acumen. 12.8. Survival. The following provisions will survive the expiration or termination of this Agreement for any reason (for the time periods set forth therein, as applicable): Section 1 (Definitions), Section 2.2 (Use of the Acumen Compound), Section 3.5 (Licensed Improvement IP License), Section 7 (Payments) (solely with respect to amounts accrued prior to termination but not paid and the reporting and information sharing procedures associated therewith), Section 7.8.5 (License Conversion), Section 8 (Confidentiality and Publication), Section 9.3 (Warranty Disclaimer), Section 10 (Indemnification; Limitation of Liability; Insurance), Section 11.1 (Inventions), Section 12.7 (Effects of Termination), this Section 12.8 (Survival), and Section 13 (Miscellaneous). Expiration or termination of this Agreement for any reason will not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such expiration or termination, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity, with respect to any breach of this Agreement. 13. MISCELLANEOUS. 13.1. Assignment. Except as provided in this Section 13.1 (Assignment), this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the written consent of the other Party. Notwithstanding the foregoing, either Party may, without the other Party’s written consent, assign this Agreement and its rights and obligations hereunder in whole or in part (a) to an Affiliate; provided that if the entity to which this Agreement is assigned ceases to be an Affiliate of the assigning Party, then this Agreement will be automatically assigned back to the assigning Party or its successor; or (b) to a party that acquires, by or otherwise in connection with a merger, sale of assets, or otherwise, all or substantially all of the business of the assigning Party subject to Section 12.5 (Acumen Change of Control). Any purported assignment in violation of this Section 13.1 (Assignment) will be null, void, and of no legal effect. 13.2. Governing Law. This Agreement and all Disputes arising out of or related to this Agreement or any breach hereof will be governed by and construed under the laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction. 13.3. Dispute Resolution. 13.3.1. Exclusive Dispute Resolution Mechanism. The Parties agree that, except as expressly set forth in this Agreement (including under Section 6.3.2 (Final Decision-Making Authority)), the procedures set forth in this Section 13.3 (Dispute Resolution) will be the exclusive mechanism for resolving any dispute, controversy, or claim between the Parties arising out of or relating to

42 this Agreement (whether based on contract, tort or otherwise) (each, a “Dispute”). 13.3.2. Resolution by Executive Officers. Except as otherwise provided in this Section 13.3.2 (Resolution by Executive Officers) or as provided in Section 13.3.5 (Preliminary Injunctions), in the event of any Dispute, the Parties will first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves. In the event that such Dispute is not resolved on an informal basis within [***], the Dispute will, by written notice from one (1) Party to the other Party, be referred to the Executive Officers of each Party for attempted resolution by good faith negotiation within [***] after such notice is received. Each Party may, in its sole discretion, seek resolution of any and all Disputes that are not resolved under this Section 13.3.2 (Resolution by Executive Officers) in accordance with Section 13.3.4 (Arbitration). 13.3.3. Mediation. Mediation will be administered by the International Chamber of Commerce (“ICC”) in accordance with the ICC ADR Rules. The mediation will take place in [***] if it is initiated by Acumen and [***] if it is initiated by JCR. The Parties will use good faith efforts to resolve any Disputes referred to mediation as expeditiously as practicable. If the Parties fail to resolve any such Dispute through mediation within [***] after the initiation thereof, or within such other period as the Parties may agree in writing, the Dispute will be resolved by binding arbitration. 13.3.4. Arbitration. For any Dispute which cannot be resolved by the Parties under Section 13.3.2 (Resolution by Executive Officers) and Section 13.3.3 (Mediation) above, such Dispute will be referred to and finally resolved by the arbitration administered by ICC in accordance with its Rules of Arbitration, and the place of arbitration will be Osaka, Japan if it is initiated by Acumen and New York, New York if it is initiated by JCR. Once one (1) of the Parties commences arbitral proceedings, the other Party will be exclusively subject to the arbitral proceedings and will not commence any court proceedings. The language of the arbitration will be English. 13.3.5. Preliminary Injunctions. Notwithstanding any provision to the contrary set forth in this Agreement, in the event of an actual or threatened breach of a Party’s covenants or obligations under this Agreement, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis. 13.3.6. Patent and Trademark Disputes. Notwithstanding any provision to the contrary set forth in this Agreement, any and all issues regarding the scope, construction, validity, and enforceability of any Patent Right relating to a Collaboration Product will be determined in a court or other tribunal, as the case may be, of competent jurisdiction under the applicable patent or trademark laws of the country in which such Patent Rights were granted or arose. 13.3.7. Confidentiality. Any and all activities conducted under this Section 13.3 (Dispute Resolution), including any and all proceedings and decisions hereunder, will be deemed Confidential Information of each of the Parties, and will be subject to Section 8 (Confidentiality and Publication), to the extent permitted in accordance with applicable Law.

43 13.4. Entire Agreement; Amendments. This Agreement, including its Schedules, contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all previous arrangements with respect to the subject matter hereof, whether written or oral. For clarity, the MTA remains in full force and effect in accordance with its terms. If there is any conflict between the terms of this Agreement and the terms of the MTA, the terms of this Agreement will prevail and control. This Agreement may be amended, or any term hereof modified or waived, only by a written instrument duly executed by authorized representatives of both Parties. For clarity, the Schedules attached hereto may be amended, or any term thereof modified, only by a written instrument duly executed by authorized representatives of both Parties. 13.5. Severability. If any provision hereof is held invalid, illegal, or unenforceable in any respect in any jurisdiction, then the Parties will negotiate in good faith to promptly substitute on agreed valid provisions for such invalid, illegal, or unenforceable provisions, which valid provisions in their economic effect are sufficiently similar to the invalid, illegal, or unenforceable provisions that most closely effectuate the original economic intent of the Parties. In case such valid provisions cannot be agreed upon, the invalid, illegal, or unenforceable nature of one or several provisions of this Agreement will not affect the validity of this Agreement as a whole, unless the invalid, illegal, or unenforceable provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid, illegal, or unenforceable provisions. 13.6. Headings. The captions to the Sections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Sections hereof. 13.7. Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting, and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement will be construed against the drafting Party will not apply. 13.8. Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa); (b) the words “include,” “includes,” and “including” will be deemed to be followed by the phrase “without limitation” and will not be interpreted to limit the provision to which it relates; (c) the word “will” will be construed to have the same meaning and effect as the word “shall”; (d) any definition of or reference to any agreement, instrument, or other document herein will be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth herein); (e) any reference herein to any Person will be construed to include the Person’s successors and assigns; (f) the words “herein,” “hereof,” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety, as the context requires, and not to any particular provision hereof; (g) all references herein to Sections or Schedules will be construed to refer to sections or schedules of this Agreement, and references to this Agreement include all Schedules hereto; (h) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals, and other written communications contemplated under this Agreement; (i) provisions that require that a Party, the Parties, or any committee hereunder “agree,” “consent,” or “approve” or the like will require that such agreement, consent, or approval be specific and in writing, whether by written agreement, letter, approved minutes, or otherwise (but excluding e-mail and instant messaging); (j) references to any specific law, rule, or regulation, or article, section, or other division thereof, will be deemed to include the then-current amendments thereto or any

44 replacement or successor law, rule, or regulation thereof; (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or” unless preceded by the word “either” or other language indicating the subjects of the conjunction are, or are intended to be, mutually exclusive; and (l) unless otherwise specified, “day” means a calendar day. 13.9. English Language. This Agreement will be written and executed in, and all other communications under or in connection with this Agreement will be, in the English language. Any translation into any other language will not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version will prevail and control. 13.10. No Implied Waivers; Rights Cumulative. No failure on the part of JCR or Acumen to exercise, and no delay in exercising, any right, power, remedy, or privilege under this Agreement, or provided by statute or at Law or in equity or otherwise, will impair, prejudice, or constitute a waiver of any such right, power, remedy, or privilege, or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor will any single or partial exercise of any such right, power, remedy, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy, or privilege. 13.11. Notices. All notices which are required or permitted hereunder will be in writing and sufficient if delivered personally, sent by email with confirmation of receipt, sent by nationally recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: If to JCR, to: JCR Pharmaceuticals Co., Ltd. [***] With a copy (which will not constitute notice) to: JCR Pharmaceuticals Co., Ltd. [***] If to Acumen, to: Acumen Pharmaceuticals, Inc. [***] With a copy (which will not constitute notice) to: Email: [***] or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice will be deemed to have been given: (a) when delivered if personally delivered on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (b) when sent if sent by email on a Business Day (or if sent on a non-Business Day, then on the next Business Day); (c) on the Business Day of receipt if sent by overnight courier; or (d) on the Business Day of receipt if sent by mail. 13.12. Compliance with Export Regulations. Neither Party will export any technology licensed to it by the other Party under this Agreement except in compliance with the applicable export Laws.

45 13.13. Force Majeure. Neither Party will be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in achieving any objective, satisfying any condition, or performing any obligation under this Agreement to the extent that such failure or delay is caused by or results from acts or events beyond the reasonable control of such Party, including acts of God, embargoes, war, acts of war (whether war be declared or not), terrorism, insurrections, riots, civil commotions, strikes, lockouts, or other labor disturbances (other than strikes, lockouts, or labor disturbances involving a Party’s own employees), government actions, fire, earthquakes, floods, epidemics, pandemics, the spread of infectious diseases, and quarantines (“Force Majeure”). The affected Party will notify the other Party in writing of any Force Majeure circumstances that may affect its performance under this Agreement as soon as reasonably practicable, will provide a good faith estimate of the period for which its failure or delay in performance under the Agreement is expected to continue based on currently available information, and will undertake reasonable efforts necessary to mitigate and overcome such Force Majeure circumstances and resume normal performance of its obligations hereunder as soon as reasonably practicable under the circumstances. If the Force Majeure circumstance continues, then, to the extent reasonably possible under the circumstances, the affected Party will update such written notice to the other Party on a biweekly basis, or more frequently if requested by the other Party, to provide updated summaries of its mitigation efforts and its estimates of when normal performance under the Agreement will be able to resume. 13.14. Independent Parties. It is expressly agreed that Acumen and JCR will be independent contractors and that, except as otherwise required by applicable Law, the relationship between Acumen and JCR will not constitute a partnership (including for Japanese and U.S. federal Tax purposes), joint venture, or agency. Acumen will not have the authority to make any statements, representations, or commitments of any kind, or to take any action, that will be binding on JCR, without the prior written consent of JCR, and JCR will not have the authority to make any statements, representations, or commitments of any kind, or to take any action, that will be binding on Acumen, without the prior written consent of Acumen. The Parties (and any successor, assignee, transferee, or Affiliate of a Party) will not treat or report the relationship between the Parties arising under this Agreement as a partnership for United States tax purposes to the extent reasonably permitted based upon advice of the applicable Party’s tax return preparer. 13.15. Further Assurances. The Parties agree to reasonably cooperate with each other in connection with any actions required to be taken as part of their respective obligations under this Agreement, and will (a) furnish to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things (including working collaboratively to correct any clerical, typographical, or other similar errors in this Agreement), all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement. 13.16. Performance by Affiliates. Each Party acknowledges and accepts that the other Party may exercise its rights and perform its obligations (including granting or continuing licenses and other rights) under this Agreement either directly or through one or more of its Affiliates. A Party’s Affiliates will have the benefit of all rights (including all licenses and other rights) of such Party under this Agreement. Accordingly, in this Agreement, “JCR” will be interpreted to mean “JCR or its Affiliates” and “Acumen” will be interpreted to mean “Acumen or its Affiliates” where necessary to give each Party’s Affiliates the benefit of the rights provided to such Party in this Agreement and the ability to perform its obligations (including granting or continuing licenses and other rights) under this Agreement; provided, however, that in any event each Party

46 will remain responsible for the acts and omissions, including financial liabilities, of its Affiliates. 13.17. Binding Effect; No Third Party Beneficiaries. As of the Effective Date, this Agreement will be binding upon and inure to the benefit of the Parties and their respective permitted successors and permitted assigns. Except as expressly set forth in this Agreement, no Person other than the Parties and their respective Affiliates and permitted assignees hereunder will be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement. 13.18. Counterparts. This Agreement may be executed in two (2) or more counterparts, including by facsimile or PDF signature pages, each of which will be deemed an original, but all of which together will constitute one (1) and the same instrument. [THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

[Signature Page to Collaboration, Option, and License Agreement] IN WITNESS WHEREOF, the Parties have caused this Collaboration, Option, and License Agreement to be executed by their duly authorized representatives as of the Effective Date. JCR PHARMACEUTICALS CO., LTD. BY: /s/ Shin Ashida NAME: Shin Ashida TITLE: Chairman, President and CEO ACUMEN PHARMACEUTICALS, INC. BY: /s/ Daniel O’Connell NAME: Daniel O’Connell TITLE: CEO

SCHEDULE 1.29 COLLABORATION MATERIALS [***]

SCHEDULE 1.53 EVALUATION PLAN [***]

SCHEDULE 7.4 DEVELOPMENT MILESTONES Table 7.4 – Development Milestones Development Milestone Event Development Milestone Payment First patient dosed in the phase 1 Clinical Trial for the applicable Collaboration Product Development Milestone 1 [***] First patient dosed in the phase 2 Clinical Trial for the applicable Collaboration Product Development Milestone 2 [***] First patient dosed in the phase 3 Clinical Trial for the applicable Collaboration Product Development Milestone 3 [***] Submission of a BLA (US) or MAA in the EMA jurisdiction for the applicable Collaboration Product Development Milestone 4 [***] For clarity, in case the phase 1 and the phase 2 Clinical Trials are to be combined, neither of the phase 1 or the phase 2 milestones will be waived; rather, both Development Milestones 1 and 2 will be due upon dosing of the first patient enrolled in such Clinical Trial.

SCHEDULE 7.5 COMMERCIAL MILESTONES Table 7.5 – Commercial Milestones Commercial Milestone Event Commercial Milestone Payment First Commercial Sale of the applicable Collaboration Product in the U.S. Commercial Milestone 1 [***] First Commercial Sale of the applicable Collaboration Product in the United Kingdom, France, Germany, Spain, or Italy Commercial Milestone 2 [***] First Commercial Sale of the applicable Collaboration Product in Japan Commercial Milestone 3 [***]

SCHEDULE 7.6 SALES MILESTONES Table 7.6 – Sales Milestones Sales Milestone Event Sales Milestone Payment Annual Net Sales of the applicable Collaboration Product greater than [***]. Sales Milestone 1 [***] Annual Net Sales of the applicable Collaboration Product greater than [***]. Sales Milestone 2 [***] Annual Net Sales of the applicable Collaboration Product greater than [***]. Sales Milestone 3 [***] Annual Net Sales of the applicable Collaboration Product greater than [***]. Sales Milestone 4 [***]

SCHEDULE 7.8 Marginal Royalty Rate Table 7.8 – Marginal Royalty Rates Annual Net Sales Royalty Rate Annual Net Sales of the applicable Collaboration Product less than [***] [***]% of Net Sales Annual Net Sales of the applicable Collaboration Product greater than [***] and less than [***] [***]% of Net Sales Annual Net Sales of the applicable Collaboration Product greater than [***] and less than [***] [***]% of Net Sales Annual Net Sales of the applicable Collaboration Product greater than [***] and less than [***] [***]% of Net Sales Annual Net Sales of the applicable Collaboration Product greater than [***] [***]% of Net Sales Each marginal royalty rate set forth in Table 7.9 (Marginal Royalty Rates) above will apply only to that portion of aggregate annual Net Sales that falls within the indicated range. For example, if there is [***] in aggregate annual Net Sales, after conversion to U.S. Dollars of the Net Sales in each country in the Acumen Territory, then Acumen would owe a royalty payment of ([***]) + ([***]) = [***] + [***] = [***].

SCHEDULE 7.9.1 WIRE INSTRUCTIONS [***]

SCHEDULE 9.2.1 JCR PATENT RIGHTS [***]